                                                                     EXHIBIT 4.2





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                          AMERICAN HONDA RECEIVABLES CORP.,

                                      as Seller


                                         and


                         AMERICAN HONDA FINANCE CORPORATION,

                                     as Servicer








                      Standard Terms And Conditions Of Agreement
                                (Senior/Subordinated)
                              Effective October 1, 1997




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

                                  TABLE OF CONTENTS

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                                  ARTICLES ONE - TEN

                                      [Reserved]


                                    ARTICLE ELEVEN

                                     DEFINITIONS

Section 11.01.  Definitions. . . . . . . . . . . . . . . . . . . . .     1
Section 11.02.  Usage of Terms . . . . . . . . . . . . . . . . . .      19
Section 11.03.  Cutoff Date and Record Date. . . . . . . . . . . .      20
Section 11.04.  Section References . . . . . . . . . . . . . . . .      20
Section 11.05.  Separate Agreements. . . . . . . . . . . . . . . .      20
Section 11.06.  Business Day Certificate . . . . . . . . . . . . .      20


                                    ARTICLE TWELVE

                              CONVEYANCE OF RECEIVABLES;
                             CUSTODY OF RECEIVABLE FILES

Section 12.01.  Conveyance of Receivables. . . . . . . . . . . . .      21
Section 12.02.  Custody of Receivable Files. . . . . . . . . . . .      21
Section 12.03.  Acceptance by Trustee. . . . . . . . . . . . . . .      22
Section 12.04.  Representations and Warranties of Seller as to
                the Receivables. . . . . . . . . . . . . . . . . .      22
Section 12.05.  Repurchase of Receivables Upon Breach. . . . . . .      25
Section 12.06.  Duties of Servicer as Custodian. . . . . . . . . .      26
Section 12.07.  Instructions; Authority to Act . . . . . . . . . .      26
Section 12.08.  Indemnification by Custodian . . . . . . . . . . .      26
Section 12.09.  Effective Period and Termination . . . . . . . . .      27


                                   ARTICLE THIRTEEN

                     ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 13.01.  Duties of Servicer . . . . . . . . . . . . . . . .      28
Section 13.02.  Collection of Receivable Payments. . . . . . . . .      28
Section 13.03.  Rebates on Full Prepayments. . . . . . . . . . . .      29
Section 13.04.  Realization Upon Receivables . . . . . . . . . . .      29
Section 13.05.  Maintenance of Physical Damage
                Insurance Policies . . . . . . . . . . . . . . . .      30


                                         (i)

                                                                       Page
                                                                       ----

Section 13.06.  Maintenance of Security Interests in
                Financed Vehicles. . . . . . . . . . . . . . . . .      30
Section 13.07.  Covenants of Servicer. . . . . . . . . . . . . . .      30
Section 13.08.  Purchase of Receivables Upon Breach. . . . . . . .      30
Section 13.09.  Total Servicing Fee; Payment of Certain Expenses
                by Servicer. . . . . . . . . . . . . . . . . . . .      31
Section 13.10.  Servicer's Certificate . . . . . . . . . . . . . .      31
Section 13.11.  Annual Statement as to Compliance; Notice
                of Default . . . . . . . . . . . . . . . . . . . .      32
Section 13.12.  Annual Accountants' Report . . . . . . . . . . . .      32
Section 13.13.  Access to Certain Documentation and Information
                Regarding Receivables. . . . . . . . . . . . . . .      32
Section 13.14.  Amendments to Schedule of Receivables. . . . . . .      33
Section 13.15.  Reports to Certificateholders and
                Rating Agencies. . . . . . . . . . . . . . . . . .      33


                                   ARTICLE FOURTEEN

                DISTRIBUTIONS; RESERVE FUND; YIELD SUPPLEMENT ACCOUNT;
                           STATEMENTS TO CERTIFICATEHOLDERS

Section 14.01.  Accounts . . . . . . . . . . . . . . . . . . . . .      34
Section 14.02.  Collections. . . . . . . . . . . . . . . . . . . .      34
Section 14.03.  Application of Collections . . . . . . . . . . . .      36
Section 14.04.  Advances . . . . . . . . . . . . . . . . . . . . .      37
Section 14.05.  Additional Deposits. . . . . . . . . . . . . . . .      38
Section 14.06.  Distributions. . . . . . . . . . . . . . . . . . .      38
Section 14.07.  Subordination; Reserve Fund; Priority
                of Distributions . . . . . . . . . . . . . . . . .      40
Section 14.08.  Net Deposits . . . . . . . . . . . . . . . . . . .      43
Section 14.09.  Servicer Letter of Credit. . . . . . . . . . . . .      43
Section 14.10.  Statements to Certificateholders . . . . . . . . .      45
Section 14.11.  Yield Supplement Account . . . . . . . . . . . . .      46


                                   ARTICLE FIFTEEN

                                   THE CERTIFICATES

Section 15.01.  The Certificates . . . . . . . . . . . . . . . . .      48
Section 15.02.  Authentication and Delivery of Certificates. . . .      48
Section 15.03.  Registration of Transfer and Exchange of
                Certificates . . . . . . . . . . . . . . . . . . .      48
Section 15.04.  Mutilated, Destroyed, Lost or
                Stolen Certificates. . . . . . . . . . . . . . . .      50
Section 15.05.  Persons Deemed Owners. . . . . . . . . . . . . . .      50
Section 15.06.  Access to List of Certificateholders' Names
                and Addresses. . . . . . . . . . . . . . . . . . .      50
Section 15.07.  Maintenance of Office or Agency. . . . . . . . . .      51
Section 15.08.  Temporary Certificates . . . . . . . . . . . . . .      51
Section 15.09.  Book-Entry Certificates. . . . . . . . . . . . . .      51


                                         (ii)

                                                                       Page
                                                                       ----

Section 15.10.  Notices to Clearing Agency . . . . . . . . . . . .      52
Section 15.11.  Definitive Certificates. . . . . . . . . . . . . .      52


                                   ARTICLE SIXTEEN

                                      THE SELLER

Section 16.01.  Representations of Seller. . . . . . . . . . . . .      54
Section 16.02.  Liability of Seller. . . . . . . . . . . . . . . .      55
Section 16.03.  Merger, Consolidation or Assumption of the
                Obligations of Seller; Certain Limitations . . . .      55
Section 16.04.  Limitation on Liability of Seller and Others . . .      57
Section 16.05.  Seller May Own Certificates. . . . . . . . . . . .      57
Section 16.06.  No Transfer of Excess Amounts. . . . . . . . . . .      57


                                  ARTICLE SEVENTEEN

                                     THE SERVICER

Section 17.01.  Representations of Servicer. . . . . . . . . . . .      58
Section 17.02.  Liability of Servicer; Indemnities . . . . . . . .      59
Section 17.03.  Merger, Consolidation or Assumption of
                the Obligations of Servicer. . . . . . . . . . . .      60
Section 17.04.  Limitation on Liability of Servicer and Others . .      60
Section 17.05.  Servicer Not to Resign . . . . . . . . . . . . . .      61


                                   ARTICLE EIGHTEEN

                                  EVENTS OF DEFAULT

Section 18.01.  Events of Default. . . . . . . . . . . . . . . . .      62
Section 18.02.  Consequences of an Event of Default. . . . . . . .      63
Section 18.03.  Trustee to Act; Appointment of
                Successor Servicer . . . . . . . . . . . . . . . .      63
Section 18.04.  Notification to Certificateholders . . . . . . . .      64
Section 18.05.  Waiver of Past Defaults. . . . . . . . . . . . . .      64
Section 18.06.  Repayment of Advances. . . . . . . . . . . . . . .      64


                                        (iii)

                                                                        Page
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                                   ARTICLE NINETEEN

                                     THE TRUSTEE

Section 19.01.  Duties of Trustee. . . . . . . . . . . . . . . . .      65
Section 19.02.  Trustee's Certificate. . . . . . . . . . . . . . .      66
Section 19.03.  Trustee's Assignment of Administrative Receivables
                and Warranty Receivables . . . . . . . . . . . . .      66
Section 19.04.  Certain Matters Affecting the Trustee. . . . . . .      67
Section 19.05.  Trustee Not Liable for Certificates or
                Receivables. . . . . . . . . . . . . . . . . . . .      68
Section 19.06.  Trustee May Own Certificates . . . . . . . . . . .      69
Section 19.07.  Trustee's Fees and Expenses. . . . . . . . . . . .      69
Section 19.08.  Indemnity of Trustee and Successor Servicer. . . .      69
Section 19.09.  Eligibility Requirements for Trustee . . . . . . .      70
Section 19.10.  Resignation or Removal of Trustee. . . . . . . . .      70
Section 19.11.  Successor Trustee. . . . . . . . . . . . . . . . .      71
Section 19.12.  Merger or Consolidation of Trustee . . . . . . . .      71
Section 19.13.  Appointment of Co-Trustee or Separate Trustee. . .      72
Section 19.14.  Representations and Warranties of Trustee. . . . .      73
Section 19.15.  Tax Returns. . . . . . . . . . . . . . . . . . . .      74
Section 19.16.  Trustee May Enforce Claims Without Possession of
                Certificates . . . . . . . . . . . . . . . . . . .      74
Section 19.17.  Suit for Enforcement . . . . . . . . . . . . . . .      74
Section 19.18.  Rights of Certificateholders to Direct Trustee . .      74


                                    ARTICLE TWENTY

                                     TERMINATION

Section 20.01.  Termination of the Trust . . . . . . . . . . . . .      76
Section 20.02.  Optional Termination of All Receivables. . . . . .      77


                                  ARTICLE TWENTY ONE

                               MISCELLANEOUS PROVISIONS

Section 21.01.  Amendment. . . . . . . . . . . . . . . . . . . . .      78
Section 21.02.  Protection of Title to Trust . . . . . . . . . . .      79
Section 21.03.  Limitation on Rights of Certificateholders . . . .      81
Section 21.04.  Governing Law. . . . . . . . . . . . . . . . . . .      82
Section 21.05.  Notices. . . . . . . . . . . . . . . . . . . . . .      82
Section 21.06.  Severability of Provisions . . . . . . . . . . . .      82
Section 21.07.  Assignment . . . . . . . . . . . . . . . . . . . .      82


                                         (iv)
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                                                                       Page
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Section 21.08.  Certificates Nonassessable and Fully Paid. . . . .      82
Section 21.09.  No Petition. . . . . . . . . . . . . . . . . . . .      82


                                       EXHIBITS

Exhibit A  -  Form of Trustee's Certificate. . . . . . . . . . . . .   A-1
Exhibit B  -  Form of Purchaser's Letter . . . . . . . . . . . . . .   B-1


                                         (v)

                        Honda Auto Receivables Grantor Trusts

                      Standard Terms and Conditions of Agreement
                                (Senior/Subordinated)
                              Effective October 1, 1997

                   For Honda Auto Receivables Grantor Trusts formed
                     on or subsequent to the date specified above


                                     INTRODUCTION

    These Standard Terms and Conditions of Agreement (Senior/Subordinated) effective October 1, 1997 (the "Standard Terms and Conditions"), shall be applicable to Honda Auto Receivables Grantor Trusts formed on or after the effective date hereof. For each Honda Auto Receivables Grantor Trust to which the Standard Terms and Conditions are to be applicable, a Pooling and Servicing Agreement shall be executed which incorporates by reference the Standard Terms and Conditions and designates any exclusion from or exception to such incorporation by reference or variation of the terms hereof for the purposes of that Honda Auto Receivables Grantor Trust.


                                    ARTICLE ELEVEN

                                     DEFINITIONS

    Section 11.01. DEFINITIONS. Except as otherwise provided in the Agreement, whenever used in these Standard Terms and Conditions, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

    "ACCOUNTS" means the Certificate Account and the Payahead Account.

    "ACTUAL PAYMENT" means, with respect to a Receivable and a Collection Period, all payments received by the Servicer from or for the account of the related Obligor on such Receivable during such Collection Period (and, in the case of the first Collection Period, all payments received by the Servicer from or for the account of such Obligor since the Cutoff Date through the last day of such Collection Period), net of any Supplemental Servicing Fees attributable to such Receivable. Actual Payments do not include Applied Payments Ahead.

    "ACTUARIAL RECEIVABLE" means any Receivable which provides for the allocation of payments according to the "actuarial" method.

    "ADMINISTRATIVE PURCHASE PAYMENT" means, with respect to a Distribution
Date and to an Administrative Receivable purchased by the Seller or the Servicer as of the end of the related Collection Period, which Receivable is (i) a Precomputed Receivable, (a) the sum of (1) all Scheduled Payments on such Receivable due after the last day of such Collection

Period, (2) an amount equal to any reimbursement of Outstanding Advances made pursuant to the first sentence of Section 14.04(c) with respect to such Receivable (plus all Outstanding Advances made in respect of such Receivable, in the case of an Administrative Purchase Payment made by the Seller) and (3) all past due Scheduled Payments for which an Advance has not been made, minus (b) the sum of (1) any Rebate and (2) all Payments Ahead in respect of such Administrative Receivable held by the Servicer or on deposit in the Payahead Account or (ii) a Simple Interest Receivable, the sum of (a) the unpaid principal balance owed by the related Obligor in respect of such Receivable and
(b) interest on such unpaid principal balance at a rate equal to the sum of the Pass-Through Rate and the Servicing Fee Rate to the last day of such Collection Period.

    "ADMINISTRATIVE RECEIVABLE" means a Receivable which the Servicer is required to purchase pursuant to Section 13.02 or 13.08 or which the Seller or the Servicer has elected to purchase pursuant to Section 20.02.

    "ADVANCE" means a Precomputed Advance or a Simple Interest Advance.

    "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purpose of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "AGREEMENT" means a Pooling and Servicing Agreement executed by the Seller, the Servicer and the Trustee as of the Cutoff Date, into which these Standard Terms and Conditions shall be incorporated by reference, and all amendments thereof and supplements thereto.

    "AMERICAN HONDA" means American Honda Finance Corporation, and its successors and assigns.

    "AMOUNT FINANCED" in respect of a Receivable means the aggregate amount advanced under such Receivable toward the purchase price of the related Financed Vehicle and any related costs, including but not limited to accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail motor vehicle installment sale contracts.

    "ANNUAL PERCENTAGE RATE" or "APR" of a Receivable means the annual rate of finance charges specified in such Receivable.

    "APPLICANTS" shall have the meaning specified in Section 15.06.

    "APPLIED PAYMENT AHEAD" means, with respect to a Precomputed Receivable and a Collection Period as to which (i) the Actual Payment is less than the Scheduled Payment and (ii) a Deferred Prepayment is on deposit in the Payahead Account, an amount equal to the lesser of (a) such Deferred Prepayment and (b) the amount by which the Scheduled Payment exceeds the Actual Payment.

    "AVAILABLE INTEREST" means, with respect to any Distribution Date, the total of the following amounts allocable to interest received by the Servicer on or in respect of the Receivables during the related Collection Period (computed, in the case of Precomputed Receivables, by the actuarial method and, in the case of Simple Interest Receivables, by the simple interest method): (i) the sum of the interest component of all (a) collections on or in respect of all Receivables other than Defaulted Receivables (including Scheduled Surplus, Prepayment Surplus and the interest portion of Applied Payments Ahead, but otherwise excluding Payments Ahead), (b) Net Liquidation Proceeds, (c) Advances made by the Servicer, (d) Warranty Purchase Payments and (e) Administrative Purchase Payments, less (ii) the sum of all (a) amounts received on or in respect of a particular Receivable (other than a Defaulted Receivable) to the extent of the aggregate Outstanding Interest Advances in respect of such Receivable and (b) Net Liquidation Proceeds with respect to a particular Receivable to the extent of the aggregate Outstanding Interest Advances in respect of such Receivable.

    "AVAILABLE PRINCIPAL" means, with respect to any Distribution Date, the total of the following amounts allocable to principal received by the Servicer on or in respect of the Receivables during the related Collection Period (computed, in the case of Precomputed Receivables, by the actuarial method and, in the case of Simple Interest Receivables, by the simple interest method):
(i) the sum of the principal component of all (a) collections on or in respect of all Receivables other than Defaulted Receivables (including the principal portion of Applied Payments Ahead but excluding Payments Ahead), (b) Net Liquidation Proceeds, (c) Advances made by the Servicer, (d) Warranty Purchase Payments and (e) Administrative Purchase Payments, less (ii) an amount equal to all (a) amounts received on or in respect of a particular Receivable (other than a Defaulted Receivable) to the extent of the aggregate Outstanding Principal Advances in respect of such Receivable and (b) Net Liquidation Proceeds with respect to a particular Receivable to the extent of the aggregate Outstanding Principal Advances in respect of such Receivable.

    "BASIC SERVICING FEE" means the fee payable pursuant to Section 13.09 to the Servicer on each Distribution Date for services rendered during the related Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the first day of the related Collection Period or, with respect to the first Distribution Date, the Original Pool Balance.

    "BOOK-ENTRY CERTIFICATES" means a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 15.09.

    "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Los Angeles, California are authorized or obligated by law, executive order or governmental decree to be closed.

    "CERTIFICATE ACCOUNT" means the account or accounts designated as such and established and maintained pursuant to Section 14.01.

    "CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in either case in accordance with the rules of such Clearing Agency) and shall mean, with respect to a Definitive Certificate, the related Certificateholder.

    "CERTIFICATE REGISTER" and "CERTIFICATE REGISTRAR" mean the register maintained and the registrar (or any successor thereto) appointed pursuant to
Section 15.03.

    "CERTIFICATEHOLDER" or "HOLDER" means the Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to the Agreement, the interest evidenced by any Class A Certificate registered in the name of the Seller or the Servicer, or any Person known to a Responsible Officer to be controlling, controlled by or under common control with the Seller or the Servicer, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained.

    "CERTIFICATES" means the Class A Certificates and the Class B Certificates.

    "CLASS" means all Certificates whose form is identical except for variation in denomination, principal amount or owner.

    "CLASS A CERTIFICATE" means one of the Class A Certificates executed and authenticated by the Trustee in substantially the form set forth as Exhibit A to the Agreement.

    "CLASS A CERTIFICATE BALANCE" shall initially equal the Original Class A Certificate Balance and, on any date thereafter, shall equal the Original Class A Certificate Balance, reduced by all amounts distributed on or prior to such date on or in respect of the Class A Certificates and allocable to principal.

    "CLASS A DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class A Principal Distributable Amount and the Class A Interest Distributable Amount.

    "CLASS A INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess, if any, of (i) the Class A Interest Distributable Amount for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Pass-Through Rate from such immediately preceding Distribution Date to but not including the current Distribution Date, over (ii) the amount of interest distributed to Class A Certificateholders on such current Distribution Date.

    "CLASS A INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the product of one-twelfth of the Pass-Through Rate and the Class A Certificate Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Original Class A Certificate Balance.

    "CLASS A PERCENTAGE" shall have the meaning specified in the Agreement.

    "CLASS A POOL FACTOR" means, with respect to any Distribution Date, a seven-digit decimal figure equal to the Class A Certificate Balance as of such Distribution Date divided by the Original Class A Certificate Balance.

    "CLASS A PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess, if any, of (i) the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall with respect to one or more prior Distribution Dates over (ii) the amount of principal distributed to Class A Certificateholders on such current Distribution Date.

    "CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class A Percentage of the following amounts (but not exceeding the Class A Certificate Balance as of such Distribution
Date): (i) in the case of Precomputed Receivables, the principal portion of all Scheduled Payments due during the related Collection Period, computed in accordance with the actuarial method, (ii) in the case of Simple Interest Receivables, the principal portion of all Scheduled Payments actually received during the related Collection Period, (iii) the principal portion of all Prepayments received during such Collection Period (to the extent such amounts are not included in clauses (i) or (ii) above) and (iv) the Principal Balance of each Receivable that became an Administrative Receivable, a Warranty Receivable or a Defaulted Receivable during such Collection Period (to the extent such amounts are not included in clauses (i), (ii) or (iii) above). In addition, with respect to the Final Scheduled Distribution Date or the Distribution Date upon which all remaining Receivables are to be purchased pursuant to
Section 20.02, the Class A Principal Distributable Amount will include the portion of such amount necessary (after giving effect to the other amounts to be distributed to the Class A Certificateholders on the Final Scheduled Distribution Date or such Distribution Date and allocable to principal) to reduce the Class A Certificate Balance to zero.

    "CLASS B CERTIFICATE" means any one of the Class B Certificates executed and authenticated by the Trustee in substantially the form set forth as Exhibit B to the Agreement.

    "CLASS B CERTIFICATE BALANCE" shall initially equal the Original Class B Certificate Balance and, on any Distribution Date, shall equal the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the Class A Certificate Balance on such Distribution Date (after giving effect to any distributions of principal on such Distribution Date).

    "CLASS B DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class B Principal Distributable Amount and the Class B Interest Distributable Amount.

    "CLASS B INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess, if any, of (i) the Class B Interest Distributable Amount for such Distribution Date plus any outstanding Class B Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Pass-Through Rate from such immediately preceding Distribution Date through the current Distribution Date over (ii) the amount of interest distributed to Class B Certificateholders on such current Distribution Date.

    "CLASS B INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the product of one-twelfth of the Pass-Through Rate and the Class B Certificate Balance as of the immediately preceding Distribution Date (after giving effect to distributions of principal made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Original Class B Certificate Balance.

    "CLASS B PERCENTAGE" shall have the meaning specified in the Agreement.

    "CLASS B PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess, if any, of (i) the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall with respect to one or more prior Distribution Dates over (ii) the amount of principal distributed to Class B Certificateholders on such current Distribution Date.

    "CLASS B PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Class B Percentage of the following amounts (but not exceeding the Class B Certificate Balance as of such Distribution
Date): (i) in the case of Precomputed Receivables, the principal portion of all Scheduled Payments due during the related Collection Period, computed in accordance with the actuarial method, (ii) in the case of Simple Interest Receivables, the principal portion of all Scheduled Payments actually received during the related Collection Period, (iii) the principal portion of all Prepayments received during such Collection Period (to the extent such amounts are not included in clauses (i) or (ii) above) and (iv) the Principal Balance of each Receivable that became an Administrative Receivable, a Warranty Receivable or a Defaulted Receivable during such Collection Period (to the extent such amounts are not included in clauses (i), (ii) or (iii) above).

    "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

    "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

    "CLOSING DATE" shall have the meaning specified in the Agreement.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COLLECTION PERIOD" means, with respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the period of time since the Cutoff Date through the last day of the calendar month immediately preceding the month in which the first Distribution Date occurs).

    "COMMISSION" means the Securities and Exchange Commission, and its successors.

    "CORPORATE TRUST OFFICE" means the office of the Trustee at which its corporate trust business shall be administered, which office shall be specified in the Agreement, or such office at some other address as the Trustee may designate from time to time by notice to the Certificateholders, the Seller, the Servicer and the Letter of Credit Bank, if any.

    "CUTOFF DATE" shall have the meaning specified in the Agreement.

    "DEALER" means the dealer of motor vehicles who sold a Financed Vehicle and who originated and assigned the Receivable relating to such Financed Vehicle to American Honda under an existing agreement between such dealer and American Honda.

    "DEALER RECOURSE" means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor to such Dealer.

    "DEFAULTED RECEIVABLE" means a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (i) a Scheduled Payment is 120 or more days past due and the Servicer has not repossessed the related Financed Vehicle or (ii) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever occurs first.

    "DEFERRED PREPAYMENT" means, with respect to a Receivable and a Collection Period, the aggregate amount, if any, of Payments Ahead remitted to the Servicer in respect of such Receivable during one or more prior Collection Periods and currently held by the Servicer or in the Payahead Account.

    "DEFINITIVE CERTIFICATES" shall have the meaning specified in Section
15.09.

    "DELIVERY" means, when used with respect to Reserve Fund Property:

         (i) with respect to certificated securities, bankers' acceptances, commercial paper, negotiable certificates of deposit and any other obligations which evidence a right to the payment of money and is not itself a security agreement or lease and is of a type which is in ordinary course of business transferred by delivery with necessary endorsement or assignment (collectively, "Physical Property"): (A) the Trustee or its Financial Intermediary acquires possession of the Physical Property, and evidence that any such Physical Property that is in registrable form has been registered in the name of the Trustee, its Financial Intermediary, its custodian or its nominee; (B) the Financial Intermediary, not a clearing corporation, sends the Trustee confirmation of the transfer and also by book entry or otherwise identifies as belonging to the Trustee the Physical Property in the Financial Intermediaries possession; or (C) with respect to a clearing corporation, appropriate entries to the account of the Trustee or a Person designated by him or her and, if certificated, it is both, in the custody of the clearing corporation or another clearing corporation, a custodian bank or a nominee of any of them and, in bearer form or endorsed in blank by the appropriate person or registered in the name of the clearing corporation, custodian bank, or a nominee of any of them.

         (ii) with respect to any Reserve Fund Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: (A) book-entry registration of such book-entry security to an appropriate book-entry account maintained with a Federal Reserve Bank, by the Trustee or by a custodian and issuance to the Trustee or to such custodian, as the case may be, of a deposit advice or other written confirmation of such book-entry registration; (B) the making by any such custodian of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trustee and indicating that such custodian holds such book-entry security solely as agent for the Trustee, and the making by the Trustee of entries in its books and records establishing that it holds such book-entry security solely as Trustee pursuant to Section 14.07; and (C) such additional or alternative procedures as may hereafter become necessary to effect complete transfer of ownership of any such book-entry security to the Trustee, consistent with changes in applicable law or regulations or the interpretation thereof; and

         (iii) with respect to any Reserve Fund Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (ii) above, registration of the transfer to, and ownership of such uncertificated security by, the Trustee, its Financial Intermediary, its custodian or its nominee by the issuer of such uncertificated security.

    "DETERMINATION DATE" means, with respect to any Distribution Date, the tenth calendar day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately succeeding Business Day.

    "DISCOUNT RATE" shall have the meaning specified in the Agreement.

    "DISCOUNT RECEIVABLES" means those Receivables which have APRs which are less than the sum of (i) the Pass-Through Rate and (ii) the Servicing Fee Rate.

    "DISTRIBUTION DATE" means, with respect to a Collection Period, the fifteenth calendar day of the following month or, if such day is not a Business Day, the next succeeding Business Day, commencing with the date specified in the Agreement.

    "DTC" means The Depository Trust Company, and its successors.

    "DUFF & PHELPS" means Duff & Phelps Inc., and its successors.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "EVENT OF DEFAULT" shall have the meaning specified in Section 18.01.

    "EXCESS AMOUNTS" shall have the meaning specified in Section 14.06(d).

    "EXCESS PAYMENT" means, with respect to a Receivable and a Collection Period, the amount, if any, by which the Actual Payment exceeds the sum of (i) the Scheduled Payment and (ii) any Overdue Payment.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "FDIC" means the Federal Deposit Insurance Corporation, and its successors.

    "FNMA" means the Federal National Mortgage Association, and its successors.

    "FINAL SCHEDULED DISTRIBUTION DATE" shall have the meaning specified in the Agreement.

    "FINANCED VEHICLE" means, with respect to any retail installment sale or conditional sale contract, the related Honda or Acura automobile or sport utility vehicle or Honda minivan, together with all accessions thereto, securing the related Obligor's indebtedness under such retail installment sale or conditional sale contract.

    "FINANCIAL INTERMEDIARY" means, a bank, broker, clearing corporation, or other Person (or the nominee of any of them) which in the ordinary course of its business maintains security accounts for its customers and is acting in that capacity.

    "INDEPENDENT DIRECTOR" means a director of the Seller who is not (i) a director, officer or employee of any Affiliate of the Seller, (ii) a natural person related to any director or officer of any Affiliate of the Seller, (iii) a holder (directly or indirectly) of more than 10% of any voting securities of any Affiliate of the Seller or (iv) a natural person related to a holder (directly or indirectly) of more than 10% of any voting securities of any Affiliate of the Seller.

    "INITIAL SERVICER LETTER OF CREDIT AMOUNT" shall have the meaning specified in the Agreement.

    "INSTALLMENT SALE CONTRACTS" means installment sale contracts and conditional sale agreements.

    "INSURANCE POLICY" means, with respect to a Receivable, an insurance policy covering physical damage, credit life, credit disability, theft, mechanical breakdown or any similar event relating to the related Financed Vehicle or Obligor.

    "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

    "LETTER OF CREDIT BANK" means any Person which has provided a Servicer Letter of Credit in accordance with Section 14.09.

    "LETTER OF REPRESENTATIONS" shall have the meaning specified in the Agreement.

    "LIEN" means any security interest, lien, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics' liens and any liens that attach to a Receivable or any property, as the context may require, by operation of law.

    "LIQUIDATED RECEIVABLE" means a Receivable that (i) has been the subject of a Prepayment in full, or (ii) has been paid in full or the final amounts in respect of such payment have been paid with respect to a Defaulted Receivable, regardless of whether all or any part of such payment has been made by the Obligor under such Receivable, the Seller pursuant to the Agreement or pursuant to the Receivables Purchase Agreement, the Servicer pursuant hereto, an insurer pursuant to an Insurance Policy or otherwise.

    "LIQUIDATION EXPENSES" means, with respect to a Defaulted Receivable, the amount charged by the Servicer, in accordance with its customary servicing procedures, to or for its account for repossessing, refurbishing and disposing of the related Financed Vehicle and other out-of-pocket costs related to such liquidation.

    "LIQUIDATION PROCEEDS" means, with respect to a Defaulted Receivable, all amounts realized with respect to such Receivable from whatever sources (including, without limitation, proceeds of any Insurance Policy), net of amounts that are required by law or such Receivable to be refunded to the related Obligor.

    "MAXIMUM YIELD SUPPLEMENT AMOUNT" for any Distribution Date will equal the net present value (discounted at the Discount Rate) of the aggregate amount, as of the last day of the related Collection Period, by which interest on the Principal Balance of each Discount Receivable (other than any such Receivable that is a Defaulted Receivable) for the remaining term of such Receivable (assuming no prepayments or delinquencies) at the Required Rate exceeds interest on such Principal Balance at the APR of each such Receivable; provided that, each Yield Supplement Deposit Amount that would result from such aggregate amount and such assumptions shall be discounted from the Distribution Date on which such amount would be required to be withdrawn to the current Distribution Date.

    "MONTHLY PAYMENT" means, with respect to any Receivable, the amount of each fixed monthly payment payable to the obligee under such Receivable in accordance with the terms thereof, net of any portion of such monthly payment that represents late payment charges, extension fees or collections allocable to payments to be made by Obligors for payment of insurance premiums, extended service contracts or similar items.

    "MOODY'S" means Moody's Investors Service, Inc., and its successors.

    "MOTOR VEHICLE RECEIVABLES" shall have the meaning specified in
Section 16.03(b)(ii)(A).

    "NET LIQUIDATION PROCEEDS" means, with respect to a Defaulted Receivable, Liquidation Proceeds less Liquidation Expenses.

    "NONRECOVERABLE ADVANCE" shall have the meaning specified in
Section 14.04(c).

    "OBLIGOR" on a Receivable means the purchaser or co-purchasers of the related Financed Vehicle purchased in part or in whole by the execution and delivery of such Receivable or any other Person who owes or may be liable for payments under such Receivable.

    "OFFERED SECURITIES" shall have the meaning specified in Section 16.03(b)(ii)(B).

    "OFFICER'S CERTIFICATE" means a certificate signed by the president, any Vice President, the treasurer or the secretary of the Seller or the Servicer, as the case may be, and delivered to the Trustee.

    "OPINION OF COUNSEL" means a written opinion of counsel (who, in the case of counsel to the Seller or the Servicer, may be an employee of or outside counsel to the Seller or the Servicer), which counsel shall be acceptable to the Trustee.

    "ORIGINAL CLASS A CERTIFICATE BALANCE" shall have the meaning specified in the Agreement.

    "ORIGINAL CLASS B CERTIFICATE BALANCE" shall have the meaning specified in the Agreement.

    "ORIGINAL POOL BALANCE" shall have the meaning specified in the Agreement.

    "OUTSTANDING ADVANCES" means, with respect to a Receivable and the last day of a Collection Period, the sum of all Advances made as of or prior to such date, minus all payments or collections as of or prior to such date which are specified in Section 14.04(b) as applied to reimburse all unpaid Advances with respect to such Receivable.

    "OUTSTANDING INTEREST ADVANCES" means, as of the last day of a Collection Period with respect to a Receivable, the portion of Outstanding Advances allocable to interest.

    "OUTSTANDING PRINCIPAL ADVANCES" means, as of the last day of a Collection Period with respect to a Receivable, the portion of Outstanding Advances allocable to principal.

    "OVERDUE PAYMENT" shall have the meaning specified in Section 14.03(a).

    "PASS-THROUGH RATE" means the interest rate on the Certificates payable to Certificateholders, as specified in the Agreement.

    "PAYAHEAD ACCOUNT" means the account or accounts designated as such and established and maintained pursuant to Section 14.01.

    "PAYMENT AHEAD" means, with respect to a Precomputed Receivable and a Collection Period, any Excess Payment (not representing prepayment in full of such Precomputed Receivable) which the Servicer, in accordance with its customary servicing practices, will apply towards the payment of Scheduled Payments due in one or more future Collection Periods.

    "PERMITTED INVESTMENTS" means, at any time, any one or more of the following obligations and securities:

         (i) obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

         (ii) general obligations of or obligations guaranteed by FNMA, any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico then rated the highest available credit rating of each Rating Agency for such obligations;

         (iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States, any state thereof, the District of Columbia or the Commonwealth of Puerto Rico, so long as at the time of such investment or contractual commitment providing for such investment either the long-term unsecured debt of such corporation has the highest available rating from each Rating Agency for such obligations or the commercial paper or other short-term debt which is then rated has the highest available credit rating of each Rating Agency for such obligations;

         (iv) certificates of deposit issued by any depository institution or trust company (including the Trustee) incorporated under the laws of the United States, any state thereof, the District of Columbia or the Commonwealth of Puerto Rico and subject to supervision and examination by banking authorities of one or more of such jurisdictions, provided that the short-term unsecured debt obligations of such depository institution or trust company has the highest available credit rating of each Rating Agency for such obligations;

         (v) certificates of deposit issued by any bank, trust company, savings bank or other savings institution and fully insured by the FDIC;

         (vi) repurchase obligations held by the Trustee that are acceptable to the Trustee with respect to any security described in clauses (i), (ii) or (vii) hereof or any other security issued or guaranteed by any other agency or instrumentality of the United States, in either case entered into with a federal agency or a depository institution or trust company (acting as principal) described in clause (iv) above;

         (vii) any mutual fund, money market funds, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder and which has the highest applicable rating by each Rating Agency;

         (viii) such other investments acceptable to each Rating Agency (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to the Rated Certificates by such Rating Agency;

provided that each of the foregoing investments shall mature no later than the Business Day prior to the Distribution Date immediately following the date of purchase (other than in the case of the investment of monies in instruments of which the entity at which the Certificate Account, the Payahead Account or the Reserve Fund, as the case may be, is located is the obligor, which may mature on the related Distribution Date), and shall be required to be held to such maturity.

    Notwithstanding anything to the contrary contained in this definition, (a) no Permitted Investment may be purchased at a premium, (b) any of the foregoing which constitutes a certificated security shall not be considered a Permitted Investment unless it is registered in the name of the Trustee in its capacity as such and (c) any of the foregoing which constitutes an uncertificated security shall not be considered a Permitted Investment unless (i) it is registered in the name of the Trustee in its capacity as such or in the name of its Financial Intermediary; (ii) no notation of the right of the issuer thereof to a Lien thereon is contained in the initial transaction statement therefor sent to the Trustee; (iii) the Trustee does not have notice or actual knowledge of (A) any restriction on the transfer thereof imposed by the issuer thereof or (B) any adverse claim, and no notation of any such restriction or of any specific adverse claim as to which the issuer has a duty under the law of the state in which the Corporate Trust Office is located at the time of registration is contained in the initial transaction statement therefor sent to the Trustee; and
(iv) to the Trustee's knowledge, no creditor has served legal process upon the issuer thereof at its chief executive office in the United States which legal process attempts to place a Lien thereon prior to the registration thereof in the name of the Trustee.

    For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation, or such lower credit rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to the Rated Certificates by such Rating Agency.

    "PERSON" means any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "PHYSICAL PROPERTY" shall have the meaning specified in the definition of the term "Delivery."

    "POOL BALANCE" means, as of any date, the aggregate Principal Balance of the Receivables (exclusive of all Administrative Receivables for which the Servicer has paid the Administrative Purchase Payment, Warranty Receivables for which the Seller has paid the Warranty Purchase Payment and Defaulted Receivables) as of the close of business on such date.

    "POOL FACTOR" as of any Distribution Date, means a seven-digit decimal figure equal to the Pool Balance as of such Distribution Date divided by the Original Pool Balance.

    "PRECOMPUTED ADVANCE" shall have the meaning specified in Section 14.04(a).

    "PRECOMPUTED RECEIVABLE" means any Actuarial Receivable or Rule of 78s Receivable.

    "PREPAYMENT" means (i) with respect to any Precomputed Receivable, any Excess Payment other than a Payment Ahead or (ii) with respect to any Simple Interest Receivable, any prepayment, whether in part or in full, in respect of such Simple Interest Receivable.

    "PREPAYMENT SURPLUS" means, with respect to any Distribution Date on which a Prepayment is to be applied with respect to a Precomputed Receivable, that portion of such Prepayment, net of any Rebate, which is not attributable to principal in accordance with the actuarial method, net of one month's interest at the Pass-Through Rate on the Principal Balance of such Receivable as of the first day of the related Collection Period.

    "PRINCIPAL BALANCE" means, with respect to any Receivable as of any date, the Amount Financed minus the sum of the following amounts: (i) in the case of a Precomputed Receivable, that portion of all Scheduled Payments due on or prior to such date allocable to principal, computed in accordance with the actuarial method, (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to such date allocable to principal, (iii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal and (iv) any Prepayments or other payments applied to reduce the unpaid principal balance of such Receivable.

    "PURCHASER'S LETTER" means a representation letter delivered pursuant to
Section 15.03(a) by a Person who is acquiring one or more Class B Certificates, substantially in the form attached hereto as Exhibit B.

    "RATED CERTIFICATES" means each Class of Certificates that has been rated by a Rating Agency at the request of the Seller.

    "RATING AGENCY" means each nationally recognized rating agency specified in the Agreement as from time to time shall be rating the Rated Certificates.

    "REBATE" means, with respect to a Precomputed Receivable and any date, the rebate, calculated in accordance with the actuarial method, under such Receivable that is or would be payable to the related Obligor for unearned finance charges or any other charges rebatable to the Obligor if such Obligor were to prepay such Receivable in full on such date.

    "RECEIVABLE" means any retail installment sale or conditional sale contract executed by an Obligor in respect of a Financed Vehicle, and all proceeds thereof and payments thereunder.

    "RECEIVABLE FILE" means the documents specified in Section 12.02 pertaining to a particular Receivable.

    "RECEIVABLES PURCHASE AGREEMENT" shall have the meaning specified in the Agreement.

    "RECORD DATE" means, with respect to each Distribution Date, (i) in the case of the Class A Certificates, the calendar day immediately preceding such Distribution Date (or, if Definitive Certificates have been issued, the last day of the month immediately preceding the month in which such Distribution Date occurs) and (ii) in the case of the Class B Certificates, the last day of the month immediately preceding the month in which such Distribution Date occurs. Any amount stated "as of a Record Date" or "on a Record Date" shall give effect to (i) all applications of collections and (ii) all distributions to any party under the Agreement or to the related Obligor, as the case may be, in each case as determined as of the related Record Date.

    "REDUCTION CERTIFICATE" shall have the meaning specified in the Servicer Letter of Credit.

    "RELEASED ADMINISTRATIVE AMOUNT" means, with respect to a Distribution Date and to an Administrative Receivable, the Deferred Prepayment, if any, for such Administrative Receivable.

    "RELEASED WARRANTY AMOUNT" means, with respect to a Distribution Date and to a Warranty Receivable, the Deferred Prepayment, if any, for such Warranty Receivable.

    "REQUIRED RATE" means, with respect to Discount Receivables, the sum of the
(i) Pass-Through Rate and (ii) the Servicing Fee Rate.

    "REQUIRED RATING" means, the rating or ratings specified in the Agreement.

    "REQUIRED SERVICER RATING" means a rating on short-term obligations of the Servicer of at least Prime-1 by Moody's and A-1 by Standard & Poor's; and any requirement that the Servicer have the "Required Servicer Rating" shall mean that the short-term unsecured debt obligations of the Servicer shall be rated at least equal to the foregoing ratings from Moody's and Standard & Poor's.

    "RESERVE FUND" means the account designated as such and established and maintained pursuant to Section 14.07.

    "RESERVE FUND INITIAL DEPOSIT" shall have the meaning specified in the Agreement.

    "RESERVE FUND PROPERTY" shall have the meaning specified in Section 14.07(a)(ii).

    "RESET DATE" shall have the meaning specified in the Servicer Letter of Credit, if any.

    "RESET PERCENTAGE" shall have the meaning specified in the Servicer Letter of Credit, if any.

    "RESIDUAL CERTIFICATE" shall have the meaning specified in Section 15.01.

    "RESPONSIBLE OFFICER" means an officer of the Trustee assigned to the Corporate Trust Office, including any Vice President, any trust officer or any other officer performing functions similar to those performed by the individuals who at the time shall be such officers, and any other officer of the Trustee to whom a matter is referred because of his knowledge of and familiarity with the particular subject.

    "RULE OF 78s RECEIVABLE" means any Receivable which provides for the allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method.

    "SCHEDULE OF RECEIVABLES" means the schedule of Receivables attached as Schedule A to the Agreement, as it may be amended from time to time.

    "SCHEDULED PAYMENT" means, with respect to any Distribution Date and to a Receivable, the payment set forth in such Receivable as due from the Obligor in the related Collection Period; provided, however, that in the case of the first Collection Period, the Scheduled Payment shall include all such payments due from the Obligor on or after the Cutoff Date.

    "SCHEDULED SURPLUS" means, with respect to any Distribution Date for any Receivable having an APR which exceeds the sum of the Pass-Through Rate and the Servicing Fee Rate, the product of (i) the interest portion of the related Scheduled Payment (determined in accordance with the actuarial method if such Receivable is a Precomputed Receivable) and (ii) the remainder of (a) one minus
(b) a fraction, the numerator of which equals the sum of the Pass-Through Rate and the Servicing Fee Rate and the denominator of which equals such APR.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SELLER" means American Honda Receivables Corp., in its capacity as seller of the Receivables under the Agreement, and each successor thereto (in the same capacity) pursuant to Section 16.03.

    "SERVICER" means American Honda, in its capacity as servicer of the Receivables pursuant to the Agreement, and each successor thereto (in the same capacity) appointed pursuant to Section 18.03.

    "SERVICER LETTER OF CREDIT" means, if the Servicer desires to remit collections on or in respect of the Receivables to the Certificate Account on a monthly basis upon satisfaction of the conditions described in clause (b) of the second sentence of Section 14.02(b), (i) an irrevocable letter of credit, issued by the Letter of Credit Bank and naming the Trustee as beneficiary, substantially in the form attached as an Exhibit to the Agreement or (ii) a surety bond, insurance policy or deposit of cash or securities satisfactory to the Trustee and the Rating Agencies.

    "SERVICER LETTER OF CREDIT AMOUNT" means the amount determined pursuant to
Section 14.09(a).

    "SERVICER'S CERTIFICATE" means an Officer's Certificate of the Servicer completed and executed pursuant to Section 13.10, substantially in the form attached as an Exhibit to the Agreement.

    "SERVICING FEE RATE" shall have the meaning specified in the Agreement.

    "SIMPLE INTEREST ADVANCE" shall have the meaning specified in Section 14.04(a).

    "SIMPLE INTEREST RECEIVABLE" means any Receivable which provides for the allocation of payments according to the "simple interest" method.

    "SPECIFIED RESERVE FUND BALANCE" shall have the meaning specified in the Agreement.

    "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

    "SUCCESSOR SERVICER" means any entity appointed as a successor to the Servicer pursuant to Section 18.03.

    "SUPPLEMENTAL SERVICING FEE" means any interest earned on investment of the monies on deposit in the Accounts during a Collection Period, net of any losses from such investments, plus all late fees, prepayment charges and other administrative fees and expenses or similar charges allowed by applicable law with respect to the Receivables, including, in the case of a Receivable that provides for payments according to the Rule of 78s and that is prepaid in full, the difference between the Principal Balance of such Receivable computed according to the Rule of 78s, minus the Principal Balance of such Receivable computed according to the actuarial method (plus accrued interest to the date of prepayment), received by the Servicer during such Collection Period.

    "TOTAL SERVICING FEE" means the sum of the Basic Servicing Fee and the Supplemental Servicing Fee.

    "TRUST" means the trust created by the Agreement, the estate of which consists of (i) the Receivables (other than Warranty Receivables for which the Seller has paid the Warranty Purchase Payment and Administrative Receivables for which the Servicer or the Seller has paid the Administrative Purchase Payment) and all monies paid thereunder or due and to become due thereunder, in each case on and after the Cutoff Date; (ii) security interests in the Financed Vehicles;
(iii) such assets as are from time to time deposited in the Accounts (other than investment earnings thereon); (iv) proceeds from claims on any Insurance Policies; (v) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Trustee; (vi) an assignment of the Seller's rights under the Receivables Purchase Agreement; (vii) the right of the Seller to receive payments pursuant to any Dealer Recourse; (viii) the Servicer Letter of Credit, if any; and (ix) all proceeds of the foregoing. The Reserve Fund and the Yield Supplement Account shall not be a part of or otherwise includible in the Trust.

    "TRUSTEE" means the Person acting as Trustee under the Agreement, its successor in interest, and any successor trustee appointed pursuant to Section 19.11.

    "TRUSTEE'S CERTIFICATE" means a certificate completed and executed by a Responsible Officer pursuant to Section 19.02 or 19.03, substantially in the form attached hereto as Exhibit A.

    "UCC" means the Uniform Commercial Code as in effect in the respective jurisdiction.

    "UNITED STATES" means the United States of America.

    "VICE PRESIDENT" of any Person means any vice president of such Person, whether or not designated by a number or words before or after the title "Vice President", who is a duly elected officer of such Person.

    "VOTING INTERESTS" means the aggregate voting strength evidenced by the Class A Certificates or the Class B Certificates, as the case may be; provided, however, that where the Voting Interests are relevant in determining whether the vote of the requisite percentage of Class A Certificateholders or Class B Certificateholders necessary to effect any consent, waiver, request or demand shall have been obtained, the Voting Interests shall be deemed to be reduced, except with respect to any amendment of the Agreement pursuant to the proviso in the first sentence of Section 21.01(b), by the amount equal to the Voting Interests (without giving effect to this provision) represented by the interests evidenced by such Certificate registered in the name of the Seller, the Servicer or any Person known to a Responsible

Officer to be controlling, controlled by or under common control with the Seller or the Servicer.

    "WARRANTY PURCHASE PAYMENT" means, with respect to a Distribution Date and to a Warranty Receivable repurchased by the Seller as of the end of the related Collection Period, which Receivable is (i) a Precomputed Receivable, (a) the sum of (1) all Scheduled Payments on such Receivable due after the last day of such Collection Period, (2) all past due Scheduled Payments for which an Advance has not been made, (3) an amount equal to any reimbursement of Outstanding Advances made pursuant to the first sentence of Section 14.04(c) with respect to such Receivable and (4) all Outstanding Advances made in respect of such Receivable, minus (b) the sum of (1) all Payments Ahead in respect of such Warranty Receivable held by the Servicer or on deposit in the Payahead Account, (2) any Rebate and (3) any proceeds of the liquidation of such Receivable previously received (to the extent applied to reduce the Principal Balance of such Receivable) or (ii) a Simple Interest Receivable, the sum of (a) the unpaid principal balance owed by the related Obligor in respect of such Receivable and
(b) interest on such unpaid principal balance at a rate equal to the sum of the Pass-Through Rate and the Servicing Fee Rate to the last day of such Collection Period.

    "WARRANTY RECEIVABLE" means a Receivable which the Seller is required to repurchase pursuant to Section 12.05.

    "YIELD SUPPLEMENT ACCOUNT" means the account established and maintained pursuant to Section 14.11.

    "YIELD SUPPLEMENT ACCOUNT DEPOSIT" shall have the meaning specified in the Agreement, which is, as of the Closing Date, the net present value (discounted at the Discount Rate) of the aggregate amount as of the Cut-off Date by which interest on the Principal Balance of each Discount Receivable for the remaining term of such Receivable (assuming no prepayments or delinquencies) at a rate equal to the Required Rate exceeds interest at the APR of such Receivable; provided that, each Yield Supplement Deposit Amount that would result from such aggregate amount and such assumptions shall be discounted from the Distribution Date on which such amount would be required to be withdrawn to the Closing Date.

    "YIELD SUPPLEMENT DEPOSIT AMOUNT" means with respect to all payments made on or in respect of a Discount Receivable (other than a Discount Receivable that is a Defaulted Receivable) and on any Distribution Date, the aggregate amount by which one month's interest on the Principal Balance as of the first day of the related Collection Period of each Discount Receivable at a rate equal to the Required Rate exceeds interest on such Principal Balance at the APR of such Receivable.

    Section 11.02. USAGE OF TERMS. With respect to all terms in the Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by the Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

    Section 11.03. CUTOFF DATE AND RECORD DATE. All references to the Record Date prior to the first Record Date in the life of the Trust shall be to the Cutoff Date.

    Section 11.04. SECTION REFERENCES. All section references shall be to Sections in these Standard Terms and Conditions.

    Section 11.05. SEPARATE AGREEMENTS. Each Agreement which shall incorporate by reference these Standard Terms and Conditions shall be separate and distinct from each other such Agreement, no provision of any such Agreement shall be applicable to any other such Agreement, and all references to "the Agreement" and to provisions thereof shall be references to a particular Agreement which incorporates these Standard Terms and Conditions.

    Section 11.06. BUSINESS DAY CERTIFICATE. On the Closing Date (with respect to the time between the Closing Date and the end of the related calendar year) and thereafter within 15 days prior to the end of each calendar year (with respect to all succeeding calendar years) while any Certificates shall remain outstanding, the Servicer shall provide to the Trustee an Officer's Certificate specifying with respect to the related calendar year (or portion thereof, in the case of an Officer's Certificate delivered on the Closing Date) the days on which banking institutions in Los Angeles, California are authorized or obligated by law, executive order or governmental decree to be closed.

                                    ARTICLE TWELVE

                              CONVEYANCE OF RECEIVABLES;
                             CUSTODY OF RECEIVABLE FILES

    Section 12.01. CONVEYANCE OF RECEIVABLES. The Seller, pursuant to the mutually agreed upon terms contained in the Agreement, shall sell, transfer, assign and otherwise convey to the Trustee, without recourse (but subject to the Seller's obligations in the Agreement), all of its right, title and interest in and to the Receivables and any proceeds related thereto, including any Dealer Recourse and such other items as shall be specified in the Agreement. It is the intention of the Seller that the transfer and assignment contemplated by the Agreement shall constitute a sale of the Receivables from the Seller to the Trust and the beneficial interest in and title to the Receivables shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. The Seller agrees to execute and file all filings (including filings under the UCC) necessary in any jurisdiction to provide third parties with notice of the sale of the Receivables pursuant to Section 3.01 of the Agreement and to perfect such sale under the UCC.

    Although the parties to the Agreement intend that the transfer and assignment contemplated by the Agreement be a sale, in the event such transfer and assignment is deemed to be other than a sale, the parties intend that all filings described in the foregoing paragraph shall give the Trustee on behalf of the Trust a first priority perfected security interest in, to and under the Receivables, and other property conveyed under the Agreement and all proceeds of any of the foregoing. The Agreement shall be deemed to be the grant of a security interest from the Seller to the Trustee on behalf of the Trust, and the Trustee on behalf of the Trust shall have all the rights, powers and privileges of a secured party under the UCC.

    Section 12.02. CUSTODY OF RECEIVABLE FILES. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee, upon the execution and delivery of the Agreement, revocably appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Trustee with respect to each Receivable:

         (a)     the fully executed original of the Receivable;

         (b)     documents evidencing or related to any Insurance Policy;

         (c) the original credit application of each Obligor, fully executed by such Obligor on American Honda's customary form, or on a form approved by American Honda, for such application;

         (d) the original certificate of title (or evidence that such certificate of title has been applied for) or such documents that the Servicer shall keep on file, in accordance with its customary procedures, evidencing the security interest in the related Financed Vehicle; and

         (e) any and all other documents that the Seller or the Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to such Receivable or the related Obligor or Financed Vehicle.

    Section 12.03. ACCEPTANCE BY TRUSTEE. The Trustee shall acknowledge its acceptance, pursuant to the Agreement, of all right, title and interest in and to the Receivables conveyed by the Seller pursuant to the Agreement and shall declare that the Trustee holds and shall hold such right, title and interest, upon the trust set forth in the Agreement.

    Section 12.04. REPRESENTATIONS AND WARRANTIES OF SELLER AS TO THE RECEIVABLES. The Seller shall make the following representations and warranties as to the Receivables on which the Trustee shall rely in accepting the Receivables in trust and authenticating the Certificates. Such representations and warranties shall speak as of the execution and delivery of the Agreement, but shall survive the sale, transfer and assignment of the respective Receivables to the Trustee.

         (a) CHARACTERISTICS OF RECEIVABLES. Each Receivable (i) shall have been originated in the United States by a Dealer for the retail sale of the related Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased by American Honda from such Dealer under an existing agreement with American Honda and shall have been validly assigned by such Dealer to American Honda in accordance with the terms of such agreement and shall have been subsequently sold by American Honda to the Seller pursuant to the Receivables Purchase Agreement, (ii) shall have created or shall create a valid, subsisting and enforceable first priority security interest in favor of American Honda in the related Financed Vehicle, which security interest has been assigned by American Honda to the Seller and shall be assignable, and shall be so assigned, by the Seller to the Trustee, (iii) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (iv) shall, except as otherwise provided in the Agreement, provide for level Monthly Payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed over its original term and shall provide for a finance charge or shall yield interest at its APR, (v) shall provide for, in the event that such Receivable is prepaid, a prepayment that fully pays the Principal Balance and includes accrued but unpaid interest at least through the date of prepayment in an amount calculated by using an interest rate at least equal to its APR, (vi) shall have an Obligor that is not a federal, state or local governmental entity and (vii) is a retail installment contract.

         (b) SCHEDULE OF RECEIVABLES. The information set forth in the Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures adverse to the Certificateholders shall have been utilized in selecting the Receivables from those motor vehicle receivables of American Honda which met the selection criteria set forth in this Section and the Agreement.

         (c) COMPLIANCE WITH LAW. Each Receivable and each sale of the related Financed Vehicle shall have complied at the time it was originated or made, and shall comply at the time of execution of the Agreement, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit, equal credit opportunity and disclosure laws.

         (d) BINDING OBLIGATION. Each Receivable shall constitute the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

         (e) NO BANKRUPT OBLIGORS. None of the Receivables shall be due, to the best knowledge of the Seller, from any Obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or insolvent.

         (f) SECURITY INTEREST IN FINANCED VEHICLES. Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of American Honda as secured party or all necessary and appropriate action with respect to such Receivable shall have been taken to perfect a first priority security interest in such Financed Vehicle in favor of American Honda as secured party.

         (g) RECEIVABLES IN FORCE. No Receivable shall have been satisfied, subordinated or rescinded, nor shall any Financed Vehicle have been released in whole or in part from the lien granted by the related Receivable.

         (h) NO WAIVERS. No provision of a Receivable shall have been waived in such a manner that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

         (i) NO AMENDMENTS. No Receivable shall have been amended or modified in such a manner that the total number of Scheduled Payments has been increased or that the related Amount Financed has been increased or that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

         (j) NO DEFENSES. No facts shall be known to the Seller which would give rise to any right of rescission, setoff, counterclaim or defense, nor shall the same have been asserted or threatened, with respect to any Receivable.

         (k) NO LIENS. To the knowledge of the Seller, no liens or claims shall have been filed, including liens for work, labor or materials relating to a Financed Vehicle, that shall be liens prior to, or equal or coordinate with, the security interest in such Financed Vehicle granted by the related Receivable.

         (l) NO DEFAULT; NO REPOSSESSION. Except for payment defaults that, as of the Cutoff Date, have been continuing for a period of not more than 30 days, no default, breach, violation or event permitting acceleration under the terms of any Receivable shall have occurred as of the Cutoff Date; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable shall have arisen; the Seller shall not have waived any of the foregoing; and no Financed Vehicle has been repossessed without reinstatement as of the Cutoff Date.

         (m) INSURANCE. At the time of origination of each Receivable, each Obligor was required under the terms of such Receivable to obtain and maintain physical damage insurance covering the related Financed Vehicle.

         (n) GOOD TITLE. It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from the Seller to the Trust and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Trustee, and no provision of a Receivable shall have been waived, except as provided in clause (h) above; immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others; immediately upon the transfer and assignment thereof, the Trustee for the benefit of the Certificateholders shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others; and the transfer and assignment herein contemplated has been perfected under the UCC.

         (o) LAWFUL ASSIGNMENT. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under the Agreement or pursuant to a transfer of the related certificate of title shall be unlawful, void or voidable.

         (p) ALL FILINGS MADE. All filings (including UCC filings) necessary in any jurisdiction to give the Trustee a first priority perfected security interest in the Receivables shall have been made.

         (q) ONE ORIGINAL. There shall be only one original executed copy of each Receivable.

         (r) CHATTEL PAPER. Each Receivable constitutes "chattel paper" as defined in the UCC.

         (s) AGREEMENT. The additional representations and warranties as to the Receivables contained in Article Six of the Agreement shall be true and correct.

    Section 12.05. REPURCHASE OF RECEIVABLES UPON BREACH. Upon discovery by the Seller, the Servicer or the Trustee of a breach of any of the representations and warranties of the Seller set forth in Article Six of the Agreement or Section 12.04 hereof that materially and adversely affects the interests of the Certificateholders in any Receivable, the party discovering such breach shall give prompt written notice to the others. As of the last day of the second Collection Period following the Collection Period in which it discovers or receives notice of such breach (or, at the Seller's election, the last day of the first Collection Period following the Collection Period in which it discovers or receives notice of such breach), the Seller shall, unless such breach shall have been cured in all material respects, repurchase such Receivable, and, if necessary, the Seller shall enforce the obligation of American Honda under the Receivables Purchase Agreement to repurchase such Receivable from the Seller. This repurchase obligation shall apply to all representations and warranties of the Seller contained in Article Six of the Agreement or Section 12.04 hereof whether or not the Seller has knowledge of the breach at the time of the breach or at the time the representations and warranties were made. In consideration of the repurchase of any such Receivable, on the Business Day immediately preceding the related Distribution Date, the Seller shall remit the Warranty Purchase Payment of such Receivable to the Certificate Account in the manner specified in Section 14.05 and shall be entitled to receive the Released Warranty Amount. In the event that any Liens or claims shall have been filed, including Liens for work, labor or materials relating to a Financed Vehicle, that shall be prior to, or equal or coordinate with, the lien granted by the related Receivable, which Liens or claims shall not have been satisfied or otherwise released in full as of the Closing Date, and such breach materially and adversely affects the interests of the Trust in such Receivable, the Seller shall repurchase such Receivable on the terms and in the manner specified above. Upon any such repurchase, the Trustee shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Seller, all right, title and interest of the Trustee in, to and under such repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer and assignment and take such other actions as shall be reasonably requested by the Seller to effect the conveyance of such Receivable pursuant to this Section. The sole remedy of the Trustee, the Trust or the Certificateholders with respect to a breach of the Seller's representations and warranties pursuant to Article Six of the Agreement or Section 12.04 hereof or with respect to the existence of any such Liens or claims shall be to require the Seller to repurchase the related Receivable pursuant to this Section and to enforce American Honda's obligation to repurchase such Receivables from the Seller pursuant to the Receivables Purchase Agreement. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

    Section 12.06.  DUTIES OF SERVICER AS CUSTODIAN.

    (a) SAFEKEEPING. The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Trustee for the use and benefit of all present and future Certificateholders, and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Trustee to comply with these Standard Terms and Conditions. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that it exercises with respect to the receivable files of comparable motor vehicle receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic examinations of the files of all receivables owned or serviced by it which shall include the Receivable Files held by it under the Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

    (b) MAINTENANCE OF AND ACCESS TO RECORDS. The Servicer shall maintain each Receivable File solely in its capacity as Servicer at one of its offices specified in a Schedule to the Agreement, or at such other office as shall be specified to the Trustee by 30 days' prior written notice. The Servicer shall make available to the Trustee or its duly authorized representatives, attorneys or auditors the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times as the Trustee shall reasonably instruct.

    (c) RELEASE OF DOCUMENTS. Upon instruction from the Trustee, the Servicer shall release any document in the Receivable Files to the Trustee or its agent or designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable. The Servicer shall not be responsible for any loss occasioned by the failure of the Trustee to return any document or any delay in doing so.

    Section 12.07. INSTRUCTIONS; AUTHORITY TO ACT. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer. A certified copy of a bylaw or of a resolution of the board of directors of the Trustee shall constitute conclusive evidence of the authority of any such Responsible Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Trustee.

    Section 12.08. INDEMNIFICATION BY CUSTODIAN. The Servicer, as custodian of the Receivable Files, shall indemnify the Trustee for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred or asserted against the Trustee as the result of any improper act or omission in any way relating to the maintenance and custody of the Receivable Files by the Servicer, as custodian; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trustee.

    Section 12.09. EFFECTIVE PERIOD AND TERMINATION. The Servicer's appointment as custodian of the Receivable Files shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If the Servicer shall resign as Servicer pursuant to
Section 17.05 or if all of the rights and obligations of the Servicer have been terminated pursuant to Section 18.02, the appointment of the Servicer as custodian of the Receivable Files shall be terminated by the Trustee, or by the Holders of Certificates evidencing not less than 51% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, in the same manner as the Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 18.02. The Trustee may terminate the Servicer's appointment as custodian of the Receivable Files with cause at any time immediately upon written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Trustee or its agent at such place or places as the Trustee may reasonably designate. Notwithstanding the termination of the Servicer as custodian of the Receivable Files, the Trustee agrees that upon any such termination, the Trustee shall provide, or cause its agent to provide, access to the Receivable Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables pursuant to the Agreement.

                                   ARTICLE THIRTEEN

                     ADMINISTRATION AND SERVICING OF RECEIVABLES

    Section 13.01. DUTIES OF SERVICER. The Servicer shall manage, service, administer and make collections on and in respect of the Receivables with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer's duties shall include collecting and posting of all payments, responding to inquiries of Obligors or by federal, state or local government authorities with respect to the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors in accordance with its customary practices, policing the collateral, accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions, generating federal income tax information, making Advances and performing the other duties specified herein. The Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer shall be authorized and empowered by the Trustee to execute and deliver, on behalf of itself, the Trust, the Trustee or the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables and the Financed Vehicles. The Servicer is hereby authorized to commence, in its own name or in the name of the Trustee, a legal proceeding to enforce a Defaulted Receivable pursuant to Section 13.04 or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable, including a Defaulted Receivable. If the Servicer commences or participates in such a legal proceeding in its own name, the Trustee shall thereupon be deemed to have automatically assigned, solely for the purpose of collection on behalf of the party retaining an interest in such Receivable, such Receivable and the other property conveyed to the Trust pursuant to Section
12.01 with respect to such Receivable to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trustee to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the grounds that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trustee shall, at the Servicer's expense and written direction, take steps to enforce such Receivable, including bring suit in its name or the name of the Certificateholders. The Trustee shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under the Agreement.

    Section 13.02. COLLECTION OF RECEIVABLE PAYMENTS. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer shall be authorized to grant extensions, rebates or adjustments on a Receivable without the prior consent of the Trustee. If, as a result of the extending of payments in accordance with the customary servicing standards of the Servicer, any Receivable will be outstanding later than the last day of the Collection Period immediately preceding the Collection Period in which the Final Scheduled Distribution Date occurs, the Servicer shall be obligated to repurchase such Receivable pursuant to Section 13.08. In addition, in the event that any such rescheduling or extension of a Receivable modifies the terms of such Receivable in such a manner as to constitute a cancellation of such Receivable and the creation of a new motor vehicle receivable that results in a deemed exchange thereof within the meaning of Section 1001 of the Code, the Servicer shall purchase such Receivable pursuant to Section 13.08, and the receivable created shall not be included in the Trust. Notwithstanding the foregoing, extensions or modifications of the payment schedule of a Receivable can be made only in accordance with the customary servicing procedures of the Servicer, provided that the amount of any extension fee charged in connection with the extension of a Receivable is deposited into the Certificate Account by the Servicer in accordance with
Section 14.02. The Servicer may, in accordance with its customary servicing procedures, waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing the Receivables.

    Section 13.03. REBATES ON FULL PREPAYMENTS. In the event that the amount of a full Prepayment by an Obligor under a Precomputed Receivable, after adjustment for the applicable Rebate, is less than the amount that would be payable under the actuarial method if a full Prepayment were made at the end of the billing month under such Precomputed Receivable, either because the Rebate calculated under the terms of such Precomputed Receivable is greater than the amount calculable under the actuarial method or because the Servicer's customary servicing procedure is to credit a greater Rebate, the Servicer, as part of its servicing duties, shall remit such difference to the Trust by deposit into the Certificate Account pursuant to Section 14.05.

    Section 13.04. REALIZATION UPON RECEIVABLES. On behalf of the Trust, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any Financed Vehicle that it has reasonably determined should be repossessed or otherwise converted following a default under the Receivable secured by the Financed Vehicle (and shall specify such Receivables to the Trustee no later than the Determination Date following the end of the Collection Period in which the Servicer shall have made such determination). The Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be customary and usual in its servicing of motor vehicle receivables, which practices and procedures may include reasonable efforts to realize upon any Dealer Recourse, selling the related Financed Vehicle at public or private sale and other actions by the Servicer in order to realize upon such a Receivable. The Servicer shall be entitled to recover its reasonable Liquidation Expenses with respect to each Defaulted Receivable. All Net Liquidation Proceeds realized in connection with any such action with respect to a Receivable shall be deposited by the Servicer in the Certificate Account in the manner specified in Section 14.02. The foregoing is subject to the proviso that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed

Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the Liquidation Proceeds of the related Receivable by an amount greater than the amount of such expenses.

    Section 13.05. MAINTENANCE OF PHYSICAL DAMAGE INSURANCE POLICIES. The Servicer shall, in accordance with its customary servicing procedures and underwriting standards, require that each Obligor shall have obtained physical damage insurance covering each Financed Vehicle as of the origination of the related Receivable.

    Section 13.06.  MAINTENANCE OF SECURITY INTERESTS IN FINANCED VEHICLES.
The Servicer shall, in accordance with its customary servicing procedures and at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Trustee hereby authorizes the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to reperfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, to grant to the Trust a first priority perfected security interest in the related Financed Vehicle, the Servicer hereby agrees to serve as the agent of the Trust for the purpose of perfecting the security interest of the Trust in such Financed Vehicle and agrees that the Servicer's listing as the secured party on the certificate of title is in this capacity as agent of the Trust.

    Section 13.07. COVENANTS OF SERVICER. The Servicer shall make the following covenants on which the Trustee shall rely in accepting the Receivables in trust and authenticating the Certificates:

         (a) LIENS IN FORCE. Except as contemplated by the Agreement, the Servicer shall not release in whole or in part any Financed Vehicle from the security interest securing the related Receivable.

         (b) NO IMPAIRMENT. The Servicer shall do nothing to impair the rights of the Certificateholders in the Receivables.

         (c) NO AMENDMENTS. Subject to Section 13.02, the Servicer shall not amend or otherwise modify any Receivable such that the total number of Scheduled Payments is extended beyond the last day of the Collection Period immediately preceding the Collection Period in which the Final Scheduled Distribution Date occurs, or either the Amount Financed or the APR is altered.

    Section 13.08. PURCHASE OF RECEIVABLES UPON BREACH. Upon discovery by the Seller, the Servicer or the Trustee of a breach of any of the covenants of the Servicer set forth in Section 13.07 that materially and adversely affects the interests of the Certificateholders in a Receivable, or if an improper extension, rescheduling or modification of a Receivable is made by the Servicer as described in Section 13.02, the party discovering such breach shall give prompt written notice to the others. As of the last day of the second Collection Period following the Collection Period in which it discovers or receives notice of such breach (or, at the Servicer's election, the last day of the first Collection Period following the Collection Period in which it discovers or receives notice of such breach), the Servicer shall, unless such breach or impropriety shall have been cured in all material respects, purchase from the Trust such Receivable. In consideration of the purchase of any such Receivable, on the Business Day immediately preceding the related Distribution Date the Servicer shall remit the Administrative Purchase Payment to the Certificate Account in the manner specified in Section 14.05, and shall be entitled to receive the Released Administrative Amount. Upon such deposit of the Administrative Purchase Payment, the Servicer shall for all purposes of the Agreement be deemed to have released all claims for reimbursement of Outstanding Advances made in respect of such Receivable. The sole remedy of the Trustee, the Trust or the Certificateholders against the Servicer with respect to a breach pursuant to
Section 13.02 or 13.07 shall be to require the Servicer to purchase the related Receivables pursuant to this Section, except as otherwise provided in Section
17.02. The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section except as otherwise provided in Section 17.02.

    Section 13.09. TOTAL SERVICING FEE; PAYMENT OF CERTAIN EXPENSES BY SERVICER. As compensation for the performance of its obligations hereunder, the Servicer shall be entitled to receive on each Distribution Date, out of Available Interest, the Total Servicing Fee. The Basic Servicing Fee in respect of a Collection Period shall be calculated based on a 360 day year comprised of twelve 30-day months. Except to the extent otherwise provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under the Agreement (including fees and disbursements of the Trustee and independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Certificateholders and all other fees and expenses not expressly stated under the Agreement to be for the account of the Certificateholders).

    Section 13.10. SERVICER'S CERTIFICATE. On or before each Determination Date, the Servicer shall deliver to the Trustee, each Rating Agency and the Letter of Credit Bank, if any, a Servicer's Certificate executed by the President or any Vice President of the Servicer substantially in the form of Exhibit E to the Agreement (and setting forth such additional information as requested by the Trustee or any Rating Agency from time to time which information the Servicer is able to reasonably provide) containing all information necessary to make the distributions required by Sections 14.06 and
14.07 in respect of the Collection Period immediately preceding the date of such Servicer's Certificate and all information necessary for the Trustee to send statements to Certificateholders pursuant to Section 14.10(a). The Servicer shall also specify to the Trustee, no later than the Determination Date following the last day of a Collection Period as of which the Seller shall be required to repurchase or the Servicer shall be required to purchase a Receivable, the identity of any such Receivable and the identity of any Receivable which the Servicer shall have determined to be a Defaulted Receivable during such Collection Period. Receivables purchased or to be purchased by the Servicer or the Seller and Receivables as to which the Servicer has determined during such Collection Period to be Defaulted Receivables and with respect to which payment of the Administrative Purchase Payment or Warranty Purchase Payment has been provided from whatever source as of last day of such Collection Period shall be identified by the Seller's account number with respect to such Receivable (as specified in the Schedule of Receivables).

    Section 13.11. ANNUAL STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT.

    (a) The Servicer shall deliver to the Trustee, on or before June 30 of each year, beginning with the June 30 that is at least six months after the Closing Date, an Officer's Certificate of the Servicer, stating that (i) a review of the activities of the Servicer during the preceding 12-month period ended March 31 (or, if applicable, such shorter period in the case of the first such Officer's Certificate) and of its performance under the Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

    (b) The Servicer shall deliver to the Trustee, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer's Certificate specifying the nature and status of any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

    Section 13.12. ANNUAL ACCOUNTANTS' REPORT. The Servicer shall cause a firm of independent accountants (who may also render other services to the Servicer or to the Seller) to deliver to the Trustee on or before June 30 of each year, beginning with the June 30 that is at least six months after the Closing Date, a report with respect to the preceding 12-month period ended March 31 (or, if applicable, such shorter period in the case of the first such report) to the effect that such accountants have examined certain records and documents relating to the servicing of the Receivables under the Agreement (using procedures specified in such report, which procedures shall be substantially in compliance with generally accepted auditing standards) and that nothing has come to their attention indicating that such servicing has not been conducted in compliance with the customary servicing procedures of the Servicer, including but not limited to the procedures set forth in the Agreement, except for
(i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report. Such report shall also indicate that the firm is independent with respect to the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

    Section 13.13. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. The Servicer shall provide to the Trustee reasonable access to the documentation regarding the Receivables. The Servicer shall provide such access to any Certificateholder only in such cases where a Certificateholder is required by applicable statutes or regulations to review such documentation. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours at the respective offices of the Servicer. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

    Section 13.14. AMENDMENTS TO SCHEDULE OF RECEIVABLES. If the Servicer, during a Collection Period, assigns to a Receivable an account number that differs from the original account number identifying such Receivable on the Schedule of Receivables, the Servicer shall deliver to the Seller and the Trustee on or before the Distribution Date relating to such Collection Period an amendment to the Schedule of Receivables reporting the newly assigned account number, together with the old account number of each such Receivable. The first such delivery of amendments to the Schedule of Receivables to the Trustee shall include monthly amendments reporting account numbers appearing on the Schedule of Receivables with the new account numbers assigned to such Receivables during any prior Collection Period.

    Section 13.15. REPORTS TO CERTIFICATEHOLDERS AND RATING AGENCIES.

    (a) The Trustee shall provide to any Certificateholder or Certificate Owner who so requests in writing a copy of (i) any Servicer's Certificate, (ii) any annual statement as to compliance described in Section 13.11(a), (iii) any annual accountants' report described in Section 13.12, (iv) any statement to Certificateholders pursuant to Section 14.10(a) or (v) the Agreement (without Exhibits). The Trustee may require such Certificateholder or Certificate Owner to pay a reasonable sum to cover the cost of the Trustee's complying with such request.

    (b) The Trustee shall forward to each Rating Agency a copy of each (i) Servicer's Certificate, (ii) annual statement as to compliance described in
Section 13.11(a), (iii) Officer's Certificate of the Servicer described in
Section 13.11(b), (iv) annual accountants' report pursuant to Section 13.12, (v) statement to Certificateholders pursuant to Section 14.10(a), (vi) Trustee's Certificate delivered by the Trustee pursuant to Section 19.02 or 19.03 and
(vii) other report it may receive pursuant to the Agreement at its address specified in Section 21.05 or in the Agreement.

                                   ARTICLE FOURTEEN

                DISTRIBUTIONS; RESERVE FUND; YIELD SUPPLEMENT ACCOUNT;
                           STATEMENTS TO CERTIFICATEHOLDERS

    Section 14.01.  ACCOUNTS.

    (a) The Servicer shall establish the Accounts in the name of the Trustee for the benefit of the Certificateholders. Except as otherwise provided in the Agreement, each Account shall be an account initially established with the Trustee and maintained with the Trustee so long as (i) the commercial paper or other short-term unsecured debt obligations of the Trustee have the Required Rating, or (ii) such Account is a segregated trust account located in the corporate trust department of the Trustee bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders, and the Trustee has a long-term deposit rating from Moody's (so long as Moody's is a Rating Agency) of at least Baa3 (or such lower rating as Moody's shall approve in writing) and corporate trust powers under applicable federal and state laws (which may include the Trustee) and is organized under the laws of the United States, any state thereof, the District of Columbia or the Commonwealth of Puerto Rico. Except as otherwise provided in the Agreement, in the event that the Trustee no longer meets either of the foregoing requirements, then the Servicer shall, with the Trustee's assistance as necessary, cause the Accounts to be moved to a bank or trust company that satisfies either of such requirements.

    (b) For so long as the depository institution or trust company then maintaining the Accounts meets the requirements of Section 14.01(a)(i) or
(a)(ii), (i) all amounts held in the Certificate Account shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed in writing by the Servicer, in Permitted Investments; otherwise such amounts shall be maintained in cash and (ii) all amounts held in the Payahead Account shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed in writing by the Servicer, in those investments defined in (vii) of Permitted Investments. Earnings on investment of funds in the Accounts (net of losses and investment expenses) shall be paid to the Servicer and any losses and investment expenses shall be charged against the funds on deposit in the related Account.

    Section 14.02.  COLLECTIONS.

    (a) Except as otherwise provided in the Agreement, the Servicer shall remit daily to the Certificate Account all payments received from or on behalf of the Obligors on or in respect of the Receivables (other than, in the case of Precomputed Receivables, payments constituting Payments Ahead) and all Net Liquidation Proceeds within two Business Days after receipt thereof.

    (b) Notwithstanding the provisions of Section 14.02(a), so long as American Honda is acting as the Servicer, and subject to the conditions set forth below, the Servicer may be permitted to make remittances of collections on a less frequent basis than that specified in Section 14.02(a) upon compliance with the specific terms and conditions set forth below in this Section and for so long as such terms and conditions are fulfilled. Accordingly, notwithstanding the provisions of Section 14.02(a), the Servicer will be permitted to remit such collections to the Certificate Account in immediately available funds no later than 9:00 A.M., Los Angeles time, on the Business Day immediately preceding each Distribution Date but only for so long as (a)(i) the Servicer shall be American Honda, (ii) except as provided in clause (b) below, the short-term credit rating of the Servicer is at least equal to the Required Servicer Rating by each Rating Agency and (iii) no Event of Default shall have occurred and be continuing, provided, however, that immediately following the non-compliance with clause (ii) above or in the event that an event of the nature specified in Section 18.01(c) has occurred (notwithstanding any period of grace contained in such clause), the Servicer shall remit such collections to the Certificate Account on a daily basis within two Business Days of receipt thereof, or (b)(i) if the conditions specified in clause (a)(i) and (iii) above are satisfied, and (ii) the Servicer shall have obtained (A) a Servicer Letter of Credit issued in favor of the Trustee by a depository institution or insurance company, as the case may be, having a short-term credit rating at least equal to the Required Rating and providing that the Trustee may draw thereon in the event that the Servicer fails to deposit collections into the Certificate Account on a monthly basis or (B) a surety bond, insurance policy or other deposit of cash or securities satisfactory to the Trustee and the Rating Agencies; provided that in connection with clause (b) above, the Servicer provides to the Trustee, from each Rating Agency for which the Servicer's then-current short-term credit rating is not at least equal to the Required Servicer Rating for such Rating Agency, a letter to the effect that the satisfaction of the conditions in clause (b) above and allowing the Servicer to make monthly deposits will not result in a qualification, reduction or withdrawal of its then-current rating of the Rated Certificates and, if applicable, an Officer's Certificate from the Servicer to the effect that the Servicer's then-current short-term credit rating is at least equal to the Required Servicer Rating from each other Rating Agency, if any; and, provided further, that if the Servicer shall have obtained a Servicer Letter of Credit in accordance with clause (b) above, the Servicer shall be required to remit collections to the Certificate Account on each Business Day to the extent provided for in Section 14.09(c). The Trustee shall not be deemed to have knowledge of any event or circumstance under clause (a)(iii) above that would require daily remittance by the Servicer to the Certificate Account unless it has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate, from Certificateholders as provided in
Section 18.01 or from the Letter of Credit Bank. For purposes of this Article the phrase "payments made on behalf of Obligors" shall mean payments made by Persons other than the Seller, the Servicer or the Letter of Credit Bank, if any.

    Any funds held by the Servicer which it determines are to be remitted (or any of its own funds which the Seller or the Servicer determines to pay to the Letter of Credit Bank) in respect of a failure previously to remit collections which failure resulted in a payment under the Servicer Letter of Credit, if any, pursuant to Section 14.09 shall not be remitted to the Certificate Account, but shall instead be paid immediately and directly to the Letter of Credit Bank.
Any such payment to the Letter of Credit Bank shall be accompanied by a copy of the Servicer's Certificate related to the previous failure to remit funds and an Officer's Certificate which includes a statement identifying, by reference to the items in such related Servicer's Certificate, each shortfall in Servicer remittances to which such payment relates. The Servicer will also provide the Trustee with copies of each such Servicer's Certificate and Officer's Certificate delivered with any such payment to the Letter of Credit Bank.

    (c) Except as otherwise provided in the Agreement, the Servicer shall deposit all Payments Ahead in the Certificate Account within two Business Days after receipt thereof, which Payments Ahead shall be transferred to the Payahead Account pursuant to Section 14.06(a)(ii). Notwithstanding the foregoing, so long as the Servicer is permitted to remit Collections to the Certificate Account on a monthly basis pursuant to Section 14.02(b), the Servicer will not be required to deposit Payments Ahead in the Payahead Account within two Business Days after receipt thereof but shall be entitled to retain such Payments Ahead, without segregation from its other funds, until such time as the Servicer shall be required to remit Applied Payments Ahead to the Certificate Account pursuant to Section 14.06(a)(ii). Commencing with the first day of the first Collection Period that begins at least two Business Days after the day on which the Servicer is no longer permitted to remit collections to the Certificate Account on a monthly basis pursuant to Section 14.02(b), and until such time as the Servicer is once again permitted by Section 14.02(b) to remit collections to the Certificate Account on a monthly basis, all Payments Ahead then held by the Servicer shall be immediately deposited into the Payahead Account and all future Payments Ahead shall be remitted by the Servicer to the Payahead Account within two Business Days after receipt thereof.

    Section 14.03. APPLICATION OF COLLECTIONS. As of each Record Date, all collections for the related Collection Period shall be applied by the Servicer as follows:

         (a) With respect to each Receivable (other than an Administrative Receivable or a Warranty Receivable), payments made by or on behalf of the Obligor which are not Supplemental Servicing Fees shall be applied first to reimburse the Servicer for Outstanding Advances made with respect to such Receivable (each such payment, an "Overdue Payment"). Next, the amount of any payment in excess of Supplemental Servicing Fees and Outstanding Advances with respect to such Receivable shall be applied to the Scheduled Payment with respect to such Receivable. If the amount of such payment remaining after the applications described in the two preceding sentences
    (i) equals (together with any Deferred Prepayment) the unpaid principal balance of such Receivable, it shall be applied to prepay the principal balance of such Receivable, or (ii) is less than the unpaid principal balance of such Receivable, it shall constitute an Excess Payment with respect to such Receivable.

         (b) With respect to each Administrative Receivable and Warranty Receivable, payments made by or on behalf of the Obligor shall be applied in the same manner, except that any Released Administrative Amount or Released Warranty Amount shall be remitted to the Servicer or the Seller, as applicable. A Warranty Purchase Payment or an Administrative Purchase Payment shall be applied to reduce Outstanding Advances and such Warranty Purchase Payment or Administrative Purchase Payment, as applicable, shall be applied to the Scheduled Payment, in each case to the extent that the payments by the Obligor shall be insufficient, and then to prepay the unpaid principal balance of such Receivable in full.

    Section 14.04.  ADVANCES.

    (a) As of the last day of a Collection Period, if the payments during such Collection Period by or on behalf of the Obligor on or in respect of a Receivable (other than an Administrative Receivable or a Warranty Receivable) after application under Section 14.03(a) shall be less than the Scheduled Payment, whether as a result of any extension granted to the Obligor or otherwise, then (i) in the case of a Precomputed Receivable, the Deferred Prepayment, if any, with respect to such Precomputed Receivable shall be applied by the Servicer to the extent of the shortfall, and such Deferred Prepayment shall be reduced accordingly and the Servicer shall advance to the Trust an amount equal to such shortfall (each, a "Precomputed Advance") and (ii) in the case of a Simple Interest Receivable, the Servicer shall advance to the Trust an amount equal to the product of the principal balance of such Receivable as of the first day of such Collection Period and one-twelfth of its APR minus the amount of interest actually received on such Receivable during such Collection Period (each, a "Simple Interest Advance"). If the calculation in clause (ii) above in respect of a Simple Interest Receivable results in a negative number, an amount equal to such negative amount shall be paid to the Servicer in reimbursement of any Outstanding Advances in respect of Simple Interest Receivables. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of Outstanding Advances in respect of Simple Interest Receivables in respect thereof, be withdrawn from the Certificate Account and paid to the Servicer in reimbursement of such Outstanding Advances. No Advances will be made with respect to the Principal Balance of Simple Interest Receivables. Notwithstanding the foregoing, the Servicer shall not be required to make any Advance (other than a Simple Interest Advance in respect of an interest shortfall arising from the Prepayment of a Simple Interest Receivable) to the extent that the Servicer, in its sole discretion, shall determine that such Advance is unlikely to be recovered from subsequent payments made by or on behalf of the related Obligor, Liquidation Proceeds, by the Administrative Purchase Payment or by the Warranty Purchase Payment, in each case, with respect to such Receivable or otherwise. On the Business Day immediately preceding each Distribution Date, the Servicer will deposit into the Certificate Account an amount equal to all Advances to be made in respect of the related Collection Period.

    (b) The Servicer shall be entitled to reimbursement for Outstanding Advances, without interest, with respect to a Receivable from the following sources with respect to such Receivable: (i) subsequent payments made by or on behalf of the related Obligor, (ii) Liquidation Proceeds, (iii) the Administrative Purchase Payment and (iv) the Warranty Purchase Payment.

    (c) To the extent that during any Collection Period any funds described above in Section 14.04(b) with respect to a Receivable as to which the Servicer previously has made an unreimbursed Advance are received by the Trustee or the Servicer, and the Servicer determines that any Outstanding Advances with respect to such Receivable are unlikely to be recovered from payments made on or with respect to such Receivable (each, a "Nonrecoverable Advance"), then, on the related Distribution Date, upon the Servicer providing the Seller and the Trustee with an Officer's Certificate setting forth the basis for its determination of any such Nonrecoverable Advance, the Trustee shall promptly remit to the Servicer from the Certificate Account, (i) from Available Interest an amount equal to the portion of such Nonrecoverable Advance allocable to interest and (ii) from Available Principal an amount equal to the portion of such Nonrecoverable Advance allocable to principal, in each case without interest, in accordance with Section 14.06(c)(i). In lieu of causing the Trustee to remit any such amounts or the amounts described in clauses (i) through (iv) in Section 14.04(b), the Servicer may deduct such amounts from deposits otherwise to be made into the Certificate Account in accordance with
Section 14.08.

    Section 14.05.  ADDITIONAL DEPOSITS.

    (a)  The following additional deposits shall be made to the Certificate
Account: (i) the Seller shall remit the aggregate Warranty Purchase Payments with respect to Warranty Receivables pursuant to Section 12.05 or the amount required upon the optional termination of the Trust by the Seller pursuant to
Section 20.02, (ii) the Servicer shall remit (A) the amount required to be remitted in respect of certain full Prepayments pursuant to Section 13.03,
(B) the aggregate Advances pursuant to Section 14.04(a), (C) the aggregate Administrative Purchase Payments with respect to Administrative Receivables pursuant to Sections 13.02 and 13.08 and (D) the amount required upon the optional termination of the Trust by the Servicer pursuant to Section 20.02 and
(iii) the Trustee shall deposit the aggregate of any amounts received from any Letter of Credit Bank pursuant to Section 14.09.

    (b) All deposits required to be made in respect of a Collection Period pursuant to this Section by the Seller or the Servicer, as the case may be, may be made in the form of a single deposit and shall be made in immediately available funds, no later than 2:00 P.M., Los Angeles time, on the Business Day immediately preceding the related Distribution Date.

    Section 14.06.  DISTRIBUTIONS.

    (a) On each Distribution Date (or, if both the Accounts are not maintained by the Trustee, on the Business Day immediately preceding each Distribution
Date), the Trustee shall cause to be made the following transfers and distributions in immediately available funds in the amounts set forth in the Servicer's Certificate for such Distribution Date:

         (i) from the Payahead Account (or directly from the Servicer in the case of Payments Ahead held by the Servicer pursuant to Section 14.02(b) or (c)) to the Certificate Account, the aggregate Applied Payments Ahead;

         (ii) if the Servicer is not permitted to hold Payments Ahead pursuant to Section 14.02(b) or (c), from the Certificate Account to the Payahead Account, the aggregate Payments Ahead for the related Collection Period; and

         (iii) from monies on deposit in the Yield Supplement Account to the Certificate Account, an amount equal to the Yield Supplement Deposit Amount for such Distribution Date.

    (b) On each Determination Date, the Servicer shall calculate the Available Interest, the Available Principal, the Class A Distributable Amount, the Class B Distributable Amount, the amount to be distributed to Certificateholders of each Class and all other distributions to be made on the related Distribution Date.

    (c) The rights of the Class B Certificateholders to receive distributions in respect of the Class B Certificates shall be and hereby are subordinated to the rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates to the limited extent provided in this Section. On each Distribution Date, the Trustee shall, subject to Sections 14.06(d) and 14.06(e), make the following distributions from the Certificate Account in the following order of priority and in the amounts set forth in the Servicer's Certificate for such Distribution Date; provided, however, that except as otherwise provided in Sections 14.05(a) or 14.06(a), such distributions shall be made only from those funds deposited in the Certificate Account for the related Collection Period:

         (i) to the Servicer, from Available Interest or Available Principal, an amount payable in respect of Nonrecoverable Advances pursuant to Section 14.04(c);

         (ii) to the Servicer, from Available Interest (after giving effect to any reduction in Available Interest described in clause (i) above), the Total Servicing Fee (including any unpaid Total Servicing Fees from one or more prior Collection Periods);

         (iii) to the Class A Certificateholders of record, from Available Interest (after giving effect to the reduction in Available Interest described in clauses (i) and (ii) above), an amount equal to the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the immediately preceding Distribution Date and, if such Available Interest is insufficient, the Class A Certificateholders will receive such shortfall first, from the Class B Percentage of Available Principal and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund;

         (iv) to the Class B Certificateholders of record, from Available Interest (after giving effect to the reduction in Available Interest described in clauses (i), (ii) and (iii) above), an amount equal to the sum of the Class B Interest Distributable Amount and any outstanding Class B Interest Carryover Shortfall from the immediately preceding Distribution Date and, if such Available Interest is insufficient, the Class B Certificateholders will receive such shortfall from monies on deposit in the Reserve Fund;

         (v) to the Class A Certificateholders of record, from Available Principal (after giving effect to any reduction in Available Principal described in clauses (i) and (iii) above), an amount equal to the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the immediately preceding Distribution Date and, if such Available Principal is insufficient, the Class A Certificateholders will receive such shortfall first, from Available Interest (after giving effect to the reduction in Available Interest described in clauses (i) through (iv) above) and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund; and

         (vi) to the Class B Certificateholders of record, from Available Principal (after giving effect to the reduction in Available Principal described in clauses (i), (iii) and (v) above), an amount equal to the sum of the Class B Principal Distributable Amount and any outstanding Class B Principal Carryover Shortfall from the immediately preceding Distribution Date and, if such Available Principal is insufficient, the Class B Certificateholders will receive such shortfall first, from Available Interest (after giving effect to the reduction in Available Interest described in clauses (i) through (v) above) and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund.

    (d) On each Distribution Date, the Trustee shall, based on the information set forth in the Servicer's Certificate for such Distribution Date, distribute any excess amounts remaining in the Certificate Account after making the distributions described in clauses (i) through (vi) above ("Excess Amounts") in the following amounts and in the following order of priority: (i) into the Reserve Fund until the amount on deposit therein equals the Specified Reserve Fund Balance and (ii) to the Seller.

    (e) Subject to Section 20.01 respecting the final payment upon retirement of each Certificate, the Servicer shall on each Distribution Date instruct the Trustee to distribute to each Certificateholder of record on the related Record Date by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register (or, if DTC, its nominee or a Clearing Agency is the relevant Certificateholder, by wire transfer of immediately available funds or pursuant to other arrangements), the amount to be distributed to such Certificateholder pursuant to such Holder's Certificates.

    Section 14.07.  SUBORDINATION; RESERVE FUND; PRIORITY OF DISTRIBUTIONS.

    (a)  (i)     In order to effectuate the subordination provided for herein and to assure that sufficient amounts to make required distributions to Certificateholders will be available, the Servicer shall establish and maintain with the Trustee a separate trust account (the "Reserve Fund") which will include the money and other property deposited and held therein pursuant to
Section 14.06(d)(i) and this Section. Except as otherwise provided in the Agreement, the Reserve Fund shall (A) be a segregated trust account initially established with the Trustee and maintained with the Trustee so long as the commercial paper or other short-term unsecured debt obligations of the Trustee have the Required Rating and (B) in the event that the commercial paper or other short-term unsecured debt obligations of the Trustee no longer have the Required Rating, the Servicer shall, with the assistance of the Trustee as necessary, cause the Reserve Fund to be moved to (1) a segregated deposit account bearing designations clearly indicating the funds deposited therein are held in trust for the benefit of the Certificateholders, in a bank or trust company the commercial paper or other short-term unsecured debt obligations of which shall have the Required Rating, or (2) one or more segregated trust accounts bearing designations clearly indicating the funds deposited therein are held in trust for the benefit of the Certificateholders, located in the corporate trust department of a depository institution or trust company (which may include the Trustee) having a long-term deposit rating from Moody's (so long as Moody's is a Rating Agency) of at least Baa3 (or such lower rating as Moody's shall approve in writing) and corporate trust powers under applicable federal and state laws and organized under the laws of the United States, any state thereof, the District of Columbia or the Commonwealth of Puerto Rico.

         On or prior to the Closing Date, the Seller shall deposit an amount equal to the Reserve Fund Initial Deposit into the Reserve Fund. The Reserve Fund shall not be part of the Trust but instead will be held for the benefit of the Holders of the Certificates. The Seller hereby acknowledges that the Reserve Fund Initial Deposit (and any investment earnings thereon) is owned directly by it, and the Seller hereby agrees to treat the same as its assets (and earnings) for federal income tax and all other purposes.

         (ii) In order to give effect to the subordination provided for herein and to assure availability of the amounts maintained in the Reserve Fund, the Seller hereby sells, conveys and transfers to the Trustee, as collateral agent, and its successors and assigns, the Reserve Fund Initial Deposit and all proceeds thereof and hereby pledges to the Trustee as collateral agent, and its successors and assigns, all other amounts deposited in or credited to the Reserve Fund from time to time under the Agreement, all Permitted Investments made with amounts on deposit therein, all earnings and distributions thereon and proceeds thereof (other than proceeds constituting net investment earnings attributable to the Reserve Fund Property) subject, however, to the limitations set forth below, and solely for the purpose of securing and providing for payment of the Class A and Class B Distributable Amounts, together with any Class A and Class B Interest Carryover Shortfalls and Class A and Class B Principal Carryover Shortfalls, in accordance with Section 14.06 and this Section (all the foregoing, subject to the limitations set forth below, being the "Reserve Fund Property"), to have and to hold all the aforesaid property, rights and privileges unto the Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section. The Trustee hereby acknowledges such transfer and accepts the trusts hereunder and shall hold and distribute the Reserve Fund Property in accordance with the terms and provisions of this Section.

    (b) Consistent with the limited purposes for which such trust is granted, on each Distribution Date the amounts on deposit in the Reserve Fund shall be available for distribution as provided in Section 14.06, in accordance with and subject to the following: if the amount on deposit in the Reserve Fund on any Distribution Date (after giving effect to all deposits thereto and withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Fund Balance, the Trustee shall release and distribute any such excess amounts to the Seller. Upon any such distribution to the Seller, the Certificateholders will have no further rights in, or claims to, such amounts.

    (c)  (i)     Amounts held in the Reserve Fund may be invested in the manner specified in Section 14.01(b). Such investments shall not be sold or disposed of prior to their maturity. All such investments shall be made in the name of the Trustee, its Financial Intermediary or its nominee, in either case as collateral agent, and all income and gain realized thereon shall be solely for the benefit of the Seller and shall be payable by the

Trustee to the Seller on each Distribution Date. Realized losses, if any, on investment of the Reserve Fund Property and all investment expenses shall be charged first against undistributed investment earnings attributable to the Reserve Fund Property and then against the Reserve Fund Property.

         (ii) With respect to the Reserve Fund Property, the Seller on behalf of itself, its successors and assigns and the Trustee agree that:

                 (A) any Reserve Fund Property that is held in deposit accounts shall be held solely in the name of the Trustee, as collateral agent, at the Trustee (in a segregated trust account if the deposits of the Trustee do not have the Required Rating) or at one or more depository institutions which are eligible to maintain the Reserve Fund as described in Section 14.07(a)(i); each such deposit account shall be subject to the exclusive custody and control of the Trustee, and the Trustee shall have sole signature authority with respect thereto;

                 (B) any Reserve Fund Property that constitutes Physical Property shall be delivered to the Trustee, as collateral agent, in accordance with paragraph (i) of the definition of the term "Delivery" and shall be held, pending maturity or disposition, solely by the Trustee, as collateral agent, or by a Financial Intermediary acting solely for the Trustee, as collateral agent;

                 (C) any Reserve Fund Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (ii) of the definition of the term "Delivery" and shall be maintained by the Trustee, as collateral agent, pending maturity or disposition, through continued book-entry registration of such book-entry security as described in such paragraph; and

                 (D) any Reserve Fund Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Trustee, as collateral agent, in accordance with paragraph (iii) of the definition of the term "Delivery" and shall be maintained by the Trustee, as collateral agent, pending maturity or disposition, through continued registration of the Trustee's or its Financial Intermediary's (or its custodian's or its nominee's) ownership of such security, in its capacity as collateral agent.

         Effective upon Delivery of any Reserve Fund Property in the form of Physical Property, book-entry securities or uncertificated securities, the Trustee shall be deemed to have purchased such Reserve Fund Property for value, in good faith and without notice of any adverse claim thereto.

         (iii) Each of the Seller and the Servicer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any UCC financing statements or the Agreement) as may be determined to be necessary, in an Opinion of Counsel to the Seller delivered to the Trustee, in order to perfect the interests created by this Section and otherwise fully to effectuate the purposes, terms and conditions of this Section.
    The Seller and/or the Servicer, as the case may be, shall:

                 (A) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Trustee's security interest in the Reserve Fund Property; and

                 (B) make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following (and promptly notify the Trustee of each such filing): (1) any change in its corporate name or any trade name, (2) any change in the location of its chief executive office or principal place of business or (3) any merger or consolidation or other change in its identity or corporate structure.

         (iv) The Trustee shall not enter into any subordination or intercreditor agreement with respect to the Reserve Fund Property.

    (d) Upon termination of the Trust pursuant to Section 20.01, any amounts on deposit in the Reserve Fund, after payment of all amounts due to the Class A and Class B Certificateholders, shall be paid to the Seller.

    Section 14.08. NET DEPOSITS. For so long as American Honda shall be the Servicer, the Seller, the Servicer and the Trustee may make any remittances pursuant to this Article net of amounts to be distributed by the applicable recipient to such remitting party. Nonetheless, each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

    Section 14.09.  SERVICER LETTER OF CREDIT.

    (a) If, with respect to any Distribution Date which immediately follows a Collection Period during which the Servicer is permitted to remit collections on a monthly rather than a daily basis pursuant to Section 14.02 because the Servicer has obtained a Servicer Letter of Credit, the Servicer shall have failed to make in full the remittances to the Certificate Account pursuant to
Section 14.02(b) required for distribution to Certificateholders on such Distribution Date by 9:00 A.M., Los Angeles time, on the Business Day immediately preceding such Distribution Date, the Trustee shall, by 11:00 A.M., Los Angeles time, deliver a demand for payment under the Servicer Letter of Credit to the Letter of Credit Bank requesting payment in the amount of the shortfall between the amount of funds that are required to be remitted by the Servicer to the Certificate Account as set forth in the related Servicer's Certificate and the amount of funds actually so remitted. Upon receipt of a completed demand for payment by the Trustee under the Servicer Letter of Credit, the Letter of Credit Bank shall pay or cause to be paid, at the time and in the manner provided in the Servicer Letter of Credit, an amount equal to the lesser of (i) the amount demanded by the Trustee and (ii) the amount available under the Servicer Letter of Credit (the "Servicer Letter of Credit Amount") to the Trustee for credit to the Certificate Account. Except as otherwise provided in the Servicer Letter of Credit, the Servicer Letter of Credit Amount shall equal the lesser of (A) the product of the Initial Servicer Letter of Credit Amount and the Reset Percentage, or (B) the Pool Balance as of the last day of the related Collection Period. The Trustee hereby agrees to deliver a Reduction Certificate substantially in the form of an Annex to the Servicer Letter of Credit, appropriately completed to the Letter of Credit Bank after each Reset Date if doing so would have the effect of reducing the Servicer Letter of Credit Amount as then in effect. For the purpose of Section 14.06 or 18.01(a), amounts deposited by the Trustee pursuant to this Section shall be deemed to constitute Servicer remittances with respect to which the demand on the Servicer Letter of Credit was made.

    (b) The Servicer Letter of Credit shall be terminated by the Trustee, at the written direction of the Servicer, at any time when (i) American Honda is the Servicer and (ii) American Honda's short-term debt obligations are at least equal to the Required Servicer Rating by each Rating Agency; provided, however, that prior to any such termination of the Servicer Letter of Credit, the Servicer shall furnish to the Trustee, from each Rating Agency for which the Servicer's then-current short-term credit rating is not at least as specified in clause (b)(ii) above, a letter to the effect that the rating then assigned to the Rated Certificates will not be qualified, reduced or withdrawn and, if applicable, an Officer's Certificate of the Servicer to the effect that the Servicer's then-current short-term credit rating is at least as specified in clause (b)(ii) above from each other Rating Agency, if any. Notwithstanding the foregoing, if the short-term debt obligations of the Servicer are subsequently downgraded below the Required Servicer Rating by any Rating Agency, the Servicer shall be required to obtain and deliver to the Trustee an insurance policy, letter of credit or surety bond acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that the rating then assigned to the Rated Certificates will not be qualified, reduced or withdrawn) and reasonably acceptable in form to the Trustee, or the Servicer shall remit collections to the Certificate Account on a daily basis pursuant to Section 14.02(a). In addition, the Servicer may allow the Servicer Letter of Credit to expire or direct the Trustee in writing to cancel the Servicer Letter of Credit, in each case for so long as the Servicer is required to remit collections to the Certificate Account on a daily basis pursuant to Section 14.02(a). The Servicer shall provide prior notice of such cancellation of the Servicer Letter of Credit pursuant to the immediately preceding sentence to each Rating Agency. The Servicer shall also provide notice of the renewal or expiration, if any, of the Servicer Letter of Credit to each Rating Agency and the Trustee.

    (c) Notwithstanding the other provisions of this Section, in the event that on any day during a Collection Period during which the Servicer is permitted to remit collections on a monthly rather than a daily basis as a result of having obtained a Servicer Letter of Credit pursuant to Section 14.02(b), and the aggregate amount of collections described in the first sentence of Section 14.02 and received during such Collection Period exceeds the Servicer Letter of Credit Amount, then the Servicer shall cause all collections in excess of such amount and all other collections received during the remainder of such Collection Period to be deposited into the Certificate Account on a daily basis within two Business Days of receipt.

    Section 14.10. STATEMENTS TO CERTIFICATEHOLDERS.

    (a) On each Distribution Date, the Trustee shall include with each distribution to each Certificateholder of record, a statement, prepared by the Servicer, based on information in the Servicer's Certificate furnished pursuant to Section 13.10, setting forth for the related Collection Period the following information as of the last day of the related Collection Period or such Distribution Date, as the case may be:

         (i)     the amount of such distribution allocable to principal;

         (ii)    the amount of such distribution allocable to interest;

         (iii) the Pool Balance as of the close of business on the last day of such Collection Period;

         (iv) the amount of the Basic Servicing Fee paid to the Servicer with respect to the related Collection Period and the Class A Percentage of the Basic Servicing Fee;

         (v) the amount of the Class A Principal and Interest Carryover Shortfalls, if any, on such Distribution Date and the change in the Class A Principal and Interest Carryover Shortfalls from the immediately preceding Distribution Date;

         (vi) the Pool Factor and the Class A Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

         (vii) the amount otherwise distributable to the Class B Certificateholders that is distributed to the Class A Certificateholders on such Distribution Date;

         (viii) the amount on deposit in the Reserve Fund on such Distribution Date, after giving effect to distributions made on such Distribution Date, and the change in such amount from the immediately preceding Distribution Date and the Specified Reserve Fund Balance;

         (ix) the amount on deposit in the Payahead Account or held by the Servicer constituting Payments Ahead and the change in such amount from the immediately preceding Distribution Date;

         (x) the amount of Outstanding Advances on such Distribution Date and the change in such amount from the immediately preceding Distribution Date;

         (xi) the Class A Certificate Balance and the Class B Certificate Balance as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

         (xii) the Yield Supplement Deposit Amount, the Maximum Yield Supplement Amount and the amount on deposit in the Yield Supplement Account, after giving effect to distributions made on such Distribution Date; and

         (xiii) the amount available under the Servicer Letter of Credit, if any, the Servicer Letter of Credit Amount, if any, and such amount as a percentage of the Pool Balance as of the last day of the related Collection Period.

Each amount set forth pursuant to subclauses (i), (ii), (iv) or (v) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Class A Certificate.

    (b) Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Trustee shall mail, to each Person who at any time during such calendar year shall have been a Holder of a Class A Certificate, a statement or statements, prepared by the Servicer, which in the aggregate contain the sum of the amounts set forth in clauses (i), (ii), (iv) and (v) above for such calendar year or, in the event such Person shall have been a Holder of a Class A Certificate during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Certificateholder's preparation of federal income tax returns. In addition, the Servicer shall furnish to the Trustee for distribution to such Person at such time any other information necessary under applicable law for the preparation of such income tax returns, including information relating to original issue discount calculation if any.

    Section 14.11. YIELD SUPPLEMENT ACCOUNT.

    (a) The Seller shall establish the Yield Supplement Account in the name of the Trustee for the benefit of the Certificateholders. Except as otherwise provided in the Agreement, the Yield Supplement Account shall be initially established with the Trustee and maintained with the Trustee so long as (i) the commercial paper or other short-term unsecured debt obligations of the Trustee have the Required Rating, or (ii) such Yield Supplement Account is a segregated trust account located in the corporate trust department of the Trustee bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders, and the Trustee has a long-term deposit rating from Moody's (so long as Moody's is a Rating Agency) of at least Baa3 (or such lower rating as Moody's shall approve in writing) and corporate trust powers under applicable federal and state laws (which may include the Trustee) and is organized under the laws of the United States, any State thereof, the District of Columbia or the Commonwealth of Puerto Rico. Except as otherwise provided in the Agreement, in the event that the Trustee no longer meets either of the foregoing requirements, then the Servicer shall, with the Trustee's assistance as necessary, cause the Yield Supplement Account to be moved to a bank or trust company that satisfies either of such requirements.

    (b) For so long as the depository institution or trust company then maintaining the Yield Supplement Account meets the requirements of Section 14.11(a)(i) or (a)(ii), all amounts held in the Yield Supplement Account shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed by the Seller, in Permitted Investments; otherwise such amounts shall be maintained in cash.

    (c) On or prior to the Closing Date, the Seller shall deposit an amount equal to the Yield Supplement Account Deposit into the Yield Supplement Account. The Yield Supplement Account shall not be part of the Trust but instead will be owned by the Seller and held for the benefit of the Holders of the Certificates.

    (d) The Seller hereby sells, conveys and transfers to the Trustee and its successors and assigns, the Yield Supplement Account, all funds on deposit therein and all proceeds thereof, subject, however to the limitations set forth below:

         (i) all or a portion of the monies on deposit in the Yield Supplement Account may be invested and reinvested in the manner specified in Section 14.11(b). All such investments shall be made in the name of the Trustee and all income and gain realized thereon shall remain in the Yield Supplement Account and be distributed to the Certificate Account as required by Section 14.06(a)(iii);

         (ii) notwithstanding anything herein to the contrary, on each Distribution Date the Trustee shall pay to the Seller the amount, if any, of any funds on deposit in the Yield Supplement Account in excess of the Maximum Yield Supplement Amount, after giving effect to all distributions to be made on such date; and

         (iii) upon termination of this Agreement in accordance with Article Twenty or in the event that the Seller obtains a letter of credit, surety bond or insurance policy or otherwise satisfies the requirements established by the Rating Agencies, in either case as evidenced by a letter to the Trustee from each Rating Agency to the effect that the foregoing arrangements will not cause their then-current ratings of the Rated Certificates to be qualified, reduced or withdrawn, all amounts on deposit in the Yield Supplement Account shall be paid to the Seller.

                                   ARTICLE FIFTEEN

                                   THE CERTIFICATES

    Section 15.01. THE CERTIFICATES. The Class A Certificates and the Class B Certificates shall be substantially in the form of Exhibits to the Agreement. The Class A Certificates shall be issuable in minimum denominations of $1,000 and integral multiples in excess thereof and the Class B Certificates shall be issuable in minimum denominations of $100,000 and integral multiples in excess thereof; provided, however, that one Class A Certificate and one Class B Certificate may be issued in a denomination that includes any remaining portion of the Original Class A Certificate Balance and the Original Class B Certificate Balance, respectively (each, a "Residual Certificate"). The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer under the Trustee's seal imprinted thereon and authenticated on behalf of the Trustee by the manual or facsimile signature of a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates shall be dated the date of their authentication.

    Section 15.02. AUTHENTICATION AND DELIVERY OF CERTIFICATES. The Trustee shall cause to be authenticated and delivered to or upon the order of the Seller, in exchange for the Receivables and the other assets of the Trust, simultaneously with the sale, assignment and transfer to the Trustee of the Receivables, and the constructive delivery to the Trustee of the Receivable Files and the other components of the Trust, Certificates duly authenticated by the Trustee, in authorized denominations equaling in the aggregate the Original Pool Balance and evidencing the entire ownership of the Trust. No Certificate shall be entitled to any benefit under the Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in the form of such Certificate appearing as an Exhibit to the Agreement, executed by the Trustee by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered under the Agreement.

    Section 15.03.  REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

    (a) The Certificate Registrar shall maintain a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and transfers and exchanges of Certificates as provided in the Agreement. The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as provided in the Agreement. In the event that, subsequent to the Closing Date, the Trustee notifies the Servicer that it is unable to act as Certificate Registrar, the Servicer shall appoint another bank or trust company, having an office or agency located in the Borough of Manhattan, The City of New York, agreeing to act in accordance with the provisions of the Agreement applicable to it, and otherwise acceptable to the Trustee, to act as successor Certificate Registrar under the Agreement.

    The Class B Certificates shall initially be owned by the Seller. No transfer of a Class B Certificate shall be made unless the registration requirements of the Securities Act and any applicable state securities laws are complied with, or such registration of transfer is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such state securities laws in connection with such registration of such transfer, (i) the Trustee shall require the Class B Certificateholder desiring to effect such registration of transfer and such Certificateholder's prospective transferee to deliver an Opinion of Counsel with respect to the Securities Act and a memorandum of law with respect to any applicable state securities laws acceptable to and in form and substance satisfactory to the Trustee and the Seller upon which the Trustee and the Seller may conclusively rely, to the effect that such registration of transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act and such state securities laws or is being made pursuant to the Securities Act and such state securities laws, which Opinion of Counsel and memorandum of law, as the case may be, shall not be an expense of the Trustee, the Seller or the Servicer, and (ii) the Trustee shall require the transferee to deliver a Purchaser's Letter to the Seller and the Trustee, which Purchaser's Letter shall not be an expense of the Trustee, the Seller or the Servicer. The Holder of a Class B Certificate desiring to effect such registration of transfer shall, and does hereby agree to, indemnify the Trustee, the Seller and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with the Securities Act and such state laws. Neither the Seller, the Servicer nor the Trustee is under any obligation to register the Class B Certificates under the Securities Act or any state securities laws.

    The Class B Certificates, this Agreement and related documents may be amended or supplemented from time to time to modify restrictions on and procedures for resale and other transfer of such Class B Certificates to reflect any change in applicable law or regulation (or the interpretation thereof) or practices relating to the resale or transfer of restricted securities generally.

    (b) Subject to Section 15.03(a), upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations of a like aggregate principal amount.

    (c) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class of authorized denominations of a like aggregate principal amount, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee on behalf of the Trust shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

    (d) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    (e) All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee.

    (f)  The Class B Certificates shall initially be retained by the Seller.
No transfer of a Class B Certificate shall be made unless the Class B Certificateholder desiring to effect such transfer shall have given the Seller, the Trustee and each Rating Agency written notice of such proposed transfer, and each Rating Agency shall have notified such Class B Certificateholder, the Seller and the Trustee that such proposed transfer shall not result in the qualification, reduction or withdrawal of its then-current rating of the Rated Certificates.

    Section 15.04. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Certificate has been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and fractional undivided interest. In connection with the issuance of any new Certificate under this Section, the Trustee may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

    Section 15.05. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 14.06 and for all other purposes whatsoever, and neither the Trustee, the Certificate Registrar nor any of their respective agents shall be affected by any notice to the contrary.

    Section 15.06. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Certificate Registrar shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Servicer, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Class A Certificates or Class B Certificates evidencing not less than

25% of the Voting Interests of the Certificates of the related Class (hereinafter referred to as "Applicants"), apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under the Agreement or under the Certificates and such application is accompanied by a copy of the communication that such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Certificateholders. Every Certificateholder, by receiving and holding a Certificate, agrees with the Servicer and the Trustee that neither the Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders under the Agreement, regardless of the source from which such information was derived.

    Section 15.07. MAINTENANCE OF OFFICE OR AGENCY. The Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and the Agreement may be served. Unless otherwise provided in the Agreement, the Trustee shall designate the Corporate Trust Office as its office for such purposes. The Trustee shall give prompt written notice to the Seller, the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.

    Section 15.08. TEMPORARY CERTIFICATES. Pending the preparation of definitive Class A Certificates, the Trustee, on behalf of the Trust, may execute, authenticate and deliver temporary Class A Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Class A Certificates in lieu of which they are issued. If temporary Class A Certificates are issued, the Seller will cause definitive Class A Certificates to be prepared without unreasonable delay. After the preparation of definitive Class A Certificates, the temporary Class A Certificates shall be exchangeable for definitive Class A Certificates upon surrender of the temporary Class A Certificates at the office or agency to be maintained as provided in Section 15.07, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Class A Certificates, the Trustee on behalf of the Trust shall execute and authenticate and deliver in exchange therefor a like principal amount of definitive Class A Certificates in authorized denominations. Until so exchanged the temporary Class A Certificates shall in all respects be entitled to the same benefits under the Agreement as definitive Class A Certificates.

    Section 15.09. BOOK-ENTRY CERTIFICATES. Unless otherwise specified in the Agreement, the Class A Certificates, upon original issuance (except for the Residual Certificate with respect to the Class A Certificates) will be issued in the form of one or more typewritten certificates representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Seller. The certificate or certificates delivered to DTC evidencing such Class A Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Class A Certificates, except as provided in Section 15.11. Unless otherwise


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

specified in the Agreement, subject to Section 15.11, unless and until definitive, fully registered Class A Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant to Section 15.11:

         (i) the provisions of this Section shall be in full force and effect;

         (ii) the Seller, the Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Class A Certificates) as the authorized representative of the Certificate Owners;

         (iii) to the extent that the provisions of this Section conflict with any other provisions of the Agreement, the provisions of this Section shall control;

         (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency (or through procedures established by the Clearing Agency) and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Letter of Representations, unless and until Definitive Certificates are issued pursuant to Section 15.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Class A Certificates to such Clearing Agency Participants; and

         (v) whenever the Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Class A Certificates evidencing a specified percentage of the Voting Interests thereof the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in Class A Certificates and has delivered such instructions to the Trustee.

    Section 15.10. NOTICES TO CLEARING AGENCY. Whenever notice or other communication to the Class A Certificateholders is required under the Agreement, other than to the Holder of the Residual Certificate with respect to the Class A Certificates, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 15.11, the Trustee and the Servicer shall give all such notices and communications specified herein to be given to Holders of the Class A Certificates to the Clearing Agency.

    Section 15.11. DEFINITIVE CERTIFICATES. If (i)(A) the Seller advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the Letter of Representations and (B) the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests in the Class A Certificates aggregating not less than 51% of the Voting Interests thereof advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Trustee shall notify all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Class A Certificates by the Clearing Agency, accompanied by instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates and deliver such Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Seller, the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Class A Certificateholders hereunder. The Trustee shall not be liable if the Trustee or the Seller is unable to locate a qualified successor Clearing Agency.

                                   ARTICLE SIXTEEN

                                      THE SELLER

    Section 16.01. REPRESENTATIONS OF SELLER. The Seller shall make the following representations on which the Trustee shall rely in accepting the Receivables in trust and executing and authenticating the Certificates. The representations shall speak as of the execution and delivery of the Agreement and shall survive the sale of the Receivables to the Trustee.

         (a) ORGANIZATION AND GOOD STANDING. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire, own and sell the Receivables.

         (b) DUE QUALIFICATION. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

         (c) POWER AND AUTHORITY. The Seller has the power and authority to execute and deliver the Agreement and to carry out its terms, the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust and has duly authorized such sale and assignment to the Trustee by all necessary corporate action; and the execution, delivery and performance of the Agreement has been duly authorized by the Seller by all necessary corporate action.

         (d) VALID SALE; BINDING OBLIGATION. The Agreement evidences a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller; and constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

         (e) NO VIOLATION. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated by the Agreement and the fulfillment of the terms of the Agreement shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Agreement); nor violate any law or, to the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties; which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Seller.

         (f) NO PROCEEDINGS. There are no proceedings or investigations pending, or to the Seller's knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of the Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Agreement or the Certificates or (iv) relating to the Seller and which might adversely affect the federal income tax attributes of the Certificates.

    Section 16.02. LIABILITY OF SELLER. The Seller shall be liable in accordance with the Agreement only to the extent of the obligations in the Agreement specifically undertaken by the Seller in such capacity under the Agreement and shall have no other obligations or liabilities hereunder.

    Section 16.03. MERGER, CONSOLIDATION OR ASSUMPTION OF THE OBLIGATIONS OF SELLER; CERTAIN LIMITATIONS.

    (a) Any corporation (i) into which the Seller may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Seller shall be a party or (iii) which may succeed to all or substantially all of the business of the Seller, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under the Agreement, shall be the successor to the Seller under the Agreement without the execution or filing of any document or any further act on the part of any of the parties to the Agreement, except that if the Seller in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute an agreement of assumption to perform every obligation of the Seller hereunder. The Seller shall provide notice of any merger, consolidation or succession pursuant to this Section to each Rating Agency and shall receive from each Rating Agency a letter to the effect that such merger, consolidation or succession will not result in a qualification, downgrading or withdrawal of its then-current rating of the Rated Certificates.

    (b)  (i)     Subject to paragraph (ii) below, the purpose of the Seller shall be to engage in any lawful activity for which a corporation may be organized under the General

Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         (ii) Notwithstanding paragraph (b)(i) above, the purpose of the Seller shall be limited to the following purposes, and activities incident to and necessary or convenient to accomplish the following purposes: (A) to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with, retail installment sale contracts or wholesale loans secured by, new Honda and Acura motor vehicles (the "Motor Vehicle Receivables"); (B) to authorize, issue, sell and deliver one or more series of obligations, consisting of one or more classes of certificates or notes or other evidence of indebtedness (the "Offered Securities") that are collateralized by or evidence an interest in Motor Vehicle Receivables; and (C) to negotiate, authorize, execute, deliver and assume the obligations or any agreement relating to the activities set forth in clauses (A) and (B) above, including but not limited to any pooling and servicing agreement, indenture, reimbursement agreement, credit support agreement, receivables purchase agreement or underwriting agreement and to engage in any lawful activity which is incidental to the activities contemplated by any such agreement. So long as any outstanding debt of the Seller or Offered Securities are rated by any nationally recognized statistical rating organization, the Seller shall not issue notes or otherwise borrow money unless (1) the Seller has made a written request to the related nationally recognized statistical rating organization to issue notes or incur borrowings which notes or borrowings are rated by the related nationally recognized statistical rating organization the same as or higher than the rating afforded any outstanding rated debt or Offered Securities, or (2) such notes or borrowings (X) are fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt and/or Offered Securities) or are nonrecourse against any assets of the Seller other than the assets pledged to secure such notes or borrowings, (Y) do not constitute a claim against the Seller in the event such assets are insufficient to pay such notes or borrowings and (Z) where such notes or borrowings are secured by the rated debt or Offered Securities, are fully subordinated (and which shall provide for payment only after payment in respect of all outstanding rated debt and/or Offered Securities) to such rated debt or Offered Securities.

    (c) Notwithstanding any other provision of this Section and any provision of law, the Seller shall not do any of the following:

         (i) engage in any business or activity other than as set forth in clause (b) above;

         (ii) without the affirmative vote of a majority of the members of the Board of Directors of the Seller (which must include the affirmative vote of all duly appointed Independent Directors, as required by the articles of incorporation and bylaws of the Seller), (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the corporation or a substantial part of its property, (E) make a general assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due or (G) take any corporate action in furtherance of the actions set forth in clauses (A) through (F) above; provided, however, that no director may be required by any shareholder of the Seller to consent to the institution of bankruptcy or insolvency proceedings against the Seller so long as it is solvent; or

         (iii) merge or consolidate with any other corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity (except for the acquisition of Motor Vehicle Receivables of American Honda and the sale of Motor Vehicle Receivables to one or more trusts in accordance with the terms of clause (b)(ii) above, which shall not be otherwise restricted by this Section 16.03(c)).

    Section 16.04. LIMITATION ON LIABILITY OF SELLER AND OTHERS. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under the Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as Seller of the Receivables under the Agreement and that in its opinion may involve it in any expense or liability.

    Section 16.05. SELLER MAY OWN CERTIFICATES. The Seller and any Person controlling, controlled by or under common control with the Seller may in its individual or any other capacity become the owner or pledgee of Certificates with the same rights as it would have if it were not the Seller or an Affiliate thereof except as otherwise specifically provided in the definition of the term "Certificateholder." Certificates so owned by or pledged to the Seller or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of the Agreement, without preference, priority or distinction as among all of the Certificates.

    Section 16.06. NO TRANSFER OF EXCESS AMOUNTS. The Seller hereby covenants that, except as otherwise provided in the Agreement, it will not transfer, pledge or assign to any Person any part of its right to receive any Excess Amounts pursuant to Section 14.06(d)(ii) unless it has first delivered to the Trustee and each Rating Agency an Opinion of Counsel in form and substance satisfactory to the Trustee stating that such transfer will not (i) adversely affect the status of the Trust as a grantor trust pursuant to subpart E, part I of subchapter J of the Code or (ii) cause the Reserve Fund to be taxable as a corporation under the Code. The Seller shall give written notice to each Rating Agency of any proposed transfer, pledge or assignment to any Person of all or any part of its right to receive Excess Amounts pursuant to
Section 14.06(d)(ii).

                                  ARTICLE SEVENTEEN

                                     THE SERVICER

    Section 17.01. REPRESENTATIONS OF SERVICER. The Servicer shall make the following representations on which the Trustee shall rely in accepting the Receivables in trust and executing and authenticating the Certificates. The representations shall speak as of the execution and delivery of the Agreement and shall survive the sale of the Receivables to the Trustee.

         (a) ORGANIZATION AND GOOD STANDING. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trustee.

         (b) DUE QUALIFICATION. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by the Agreement) shall require such qualifications.

         (c) POWER AND AUTHORITY. The Servicer has the power and authority to execute and deliver the Agreement and to carry out its terms; and the execution, delivery and performance of the Agreement has been duly authorized by the Servicer by all necessary corporate action.

         (d) BINDING OBLIGATION. The Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or in law.

         (e) NO VIOLATION. The execution, delivery and performance by the Servicer of this Agreement and the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated by the Agreement and the fulfillment of the terms of the Agreement shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Agreement); nor violate any law or, to the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties; which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Servicer.

         (f) NO PROCEEDINGS. There are no proceedings or investigations pending, or to the Servicer's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties:
    (i) asserting the invalidity of the Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Agreement or the Certificates or (iv) relating to the Servicer and which might adversely affect the federal income tax attributes of the Certificates.

    Section 17.02.  LIABILITY OF SERVICER; INDEMNITIES.

    (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under the Agreement and shall have no other obligations or liabilities under the Agreement. Such obligations shall include the following:

         (i) the Servicer shall defend, indemnify and hold harmless the Trustee, the Trust and the Certificateholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use or operation by the Servicer or any Affiliate thereof of any Financed Vehicle;

         (ii) the Servicer shall indemnify, defend and hold harmless the Trustee and the Trust from and against any taxes that may at any time be asserted against the Trustee or the Trust with respect to the transactions contemplated in the Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Trustee or the issuance and original sale of the Certificates, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates) and costs and expenses in defending against the same;

         (iii) the Servicer shall indemnify, defend and hold harmless the Trustee, the Trust and the Certificateholders from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, and was imposed upon the Trustee, the Trust or the

    Certificateholders through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations and duties under the Agreement; and

         (iv) the Servicer shall indemnify, defend and hold harmless the Trustee from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained in the Agreement, except to the extent that such cost, expense, loss, claim, damage or liability: (A) shall be due to the willful misfeasance, bad faith or negligence of the Trustee, (B) shall arise from the breach by the Trustee of any of its representations or warranties set forth in Section 19.14, (C) relates to any tax other than the taxes with respect to which either the Seller or the Servicer shall be required to indemnify the Trustee or (D) shall arise out of or be incurred in connection with the performance by the Trustee of the duties of a Successor Servicer under the Agreement.

    (b) Indemnification under this Section shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

    (c) The provisions of this Section shall survive the resignation or removal of the Trustee and the termination of the Agreement.

    Section 17.03. MERGER, CONSOLIDATION OR ASSUMPTION OF THE OBLIGATIONS OF SERVICER. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Servicer shall be a party or (iii) which may succeed to all or substantially all of the business of the Servicer, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under the Agreement, shall be the successor to the Servicer under the Agreement without the execution or filing of any paper or any further act on the part of any of the parties to the Agreement. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section to the Trustee and each Rating Agency.

    Section 17.04.  LIMITATION ON LIABILITY OF SERVICER AND OTHERS.

    (a) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trust, the Trustee or the Certificateholders, except as provided in the Agreement, for any action taken or for refraining from the taking of any action pursuant to the Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the Agreement.


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    (b)  Except as provided in the Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with the Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties to the Agreement and the interests of the Certificateholders under the Agreement.

    (c) The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the Agreement. The Servicer shall not be under any obligation to appear in, prosecute, nor defend any legal action that shall not be incidental to its obligations under the Agreement, and that in its opinion may involve it in any expense or liability.

    Section 17.05.  SERVICER NOT TO RESIGN.  Subject to the provisions of
Section 17.03, the Servicer shall not resign from the obligations and duties imposed on it by the Agreement as Servicer except upon determination that the performance of its duties under the Agreement is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 18.03.


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                                   ARTICLE EIGHTEEN

                                  EVENTS OF DEFAULT

    Section 18.01. EVENTS OF DEFAULT. For purposes of the Agreement, each of the following shall constitute an "Event of Default":

         (a) failure by the Servicer to deliver to the Trustee the Servicer's Certificate for the related Collection Period, or any failure by the Servicer (or, so long as the Servicer is American Honda, the Seller) to deliver to the Trustee, for distribution to Certificateholders, any proceeds or payment required to be so delivered under the terms of the Certificates or the Agreement, in each case that continues unremedied for a period of three Business Days after discovery by an officer of the Servicer (or, so long as the Servicer is American Honda, the Seller) or written notice of such failure, requiring the same to be remedied, shall have been given (i) to the Servicer or the Seller, as the case may be, by the Trustee or (ii) to the Trustee and the Servicer or the Seller, as the case may be, by the Holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class; or

         (b) failure on the part of the Servicer (or so long as the Servicer is American Honda, the Seller) duly to observe or to perform in any material respect any other covenants or agreements of the Servicer (or so long as the Servicer is American Honda, the Seller) set forth in the Certificates or in the Agreement, which failure shall (i) materially and adversely affect the rights of the Certificateholders and (ii) continue unremedied for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given
    (A) to the Servicer or the Seller, as the case may be, by the Trustee or
    (B) to the Trustee and the Servicer or the Seller, as the case may be, by the Holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class; or

         (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy, conservator, receiver or liquidator for the Servicer (or, so long as the Servicer is American Honda, the Seller) in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

         (d) the consent by the Servicer (or, so long as the Servicer is American Honda, the Seller) to the appointment of a trustee in bankruptcy, conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer (or, so long as the Servicer is American Honda, the Seller)


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

    of or relating to substantially all of its property; or the Servicer (or, so long as the Servicer is American Honda, the Seller) shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

    Section 18.02.  CONSEQUENCES OF AN EVENT OF DEFAULT.  If an Event of
Default shall occur and be continuing, so long as such Event of Default has not been cured or waived, either the Trustee or the Holders of Certificates evidencing not less than 51% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, by notice then given in writing to the Servicer (and to the Trustee if given by Certificateholders) may terminate all of the rights and obligations of the Servicer under the Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Agreement, whether with respect to the Certificates, the Receivables or otherwise, shall, without further action, pass to and be vested in the Trustee pursuant to and under this Section or such Successor Servicer as may be appointed under Section 18.03; and, without limitation, the Trustee shall be hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under the Agreement, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or have been deposited by the predecessor Servicer, in the Accounts or the Reserve Fund or thereafter received with respect to the Receivables and all Payments Ahead that shall at that time be held by the predecessor Servicer. All reasonable costs and expenses (including servicer conversion costs and attorneys' fees) incurred in connection with transferring the Receivable Files to the Successor Servicer and amending the Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer (or, if the predecessor Servicer is the initial Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

    Section 18.03. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR SERVICER. On and after the time the Servicer receives a notice of termination pursuant to Section
18.02 or tenders its resignation pursuant to Section 17.05, the Trustee shall, by an instrument in writing, assume the rights and responsibilities of the Servicer in its capacity as Servicer under the Agreement and the transactions set forth or provided for in the Agreement, and shall be subject to all the responsibilities, restrictions, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of the Agreement. As compensation therefor, the Trustee shall be entitled to such compensation (whether payable out of the Certificate Account or otherwise) as the Servicer would have been entitled to under the Agreement if no such notice of termination or resignation had been given. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of motor vehicles


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receivables, as the successor to the Servicer under the Agreement, provided that the appointment of any such Successor Servicer will not result in the qualification, reduction or withdrawal of the rating then assigned to the Rated Certificates by each Rating Agency. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such Successor Servicer out of payments on or in respect of the Receivables as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the original Servicer under the Agreement. The Trustee and such Successor Servicer shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession. The Trustee shall not be relieved of its duties as Successor Servicer under this Section until the newly appointed Servicer shall have assumed the responsibilities and obligations of the Servicer under the Agreement.

    Section 18.04. NOTIFICATION TO CERTIFICATEHOLDERS. Upon a Responsible Officer obtaining knowledge of (i) the occurrence of an Event of Default and the expiration of any cure period applicable thereto or (ii) any termination of, or appointment of a successor to, the Servicer pursuant to this Section, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

    Section 18.05. WAIVER OF PAST DEFAULTS. The Holders of Certificates evidencing not less than 51% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, may, on behalf of all Holders of Certificates, waive any Event of Default or default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Accounts or the Reserve Fund in accordance with the Agreement or in respect of a covenant or provision of the Agreement that under Section 21.01 cannot be modified or amended without the consent of the Holder of each Certificate. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of the Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

    Section 18.06. REPAYMENT OF ADVANCES. If a Successor Servicer replaces the Servicer, the predecessor Servicer shall be entitled to receive reimbursement for Outstanding Advances pursuant to Sections 14.03 and 14.04, in the manner specified in Section 14.06, with respect to all Advances made by the predecessor Servicer.


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                                   ARTICLE NINETEEN

                                     THE TRUSTEE

    Section 19.01.  DUTIES OF TRUSTEE.

    (a) The Trustee, both prior to and after the occurrence of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in the Agreement. If, to the knowledge of a Responsible Officer, an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that if the Trustee assumes the duties of the Servicer pursuant to Section 18.03, the Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to motor vehicle receivables that it services for itself or others.

    (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that shall be specifically required to be furnished pursuant to any provision of the Agreement, shall examine them to determine whether they conform to the requirements of the Agreement.

    (c) No provision of the Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misfeasance; provided, however, that:

         (i) prior to the occurrence of an Event of Default known to a Responsible Officer, and after the curing or waiving of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of the Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Agreement, no implied covenants or obligations shall be read into the Agreement against the Trustee, the permissive right of the Trustee to do things enumerated in the Agreement shall not be construed as a duty and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of the Agreement;

         (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of the Agreement; and

         (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class,


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

    relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Agreement.

    (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in the Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of the Agreement.

    (e) Except for actions expressly authorized by the Agreement, the Trustee shall take no action reasonably likely to impair the security interests created or existing under any Receivable or to impair the value of any Receivable.

    (f) All information obtained by the Trustee regarding the Obligors and the Receivables, whether upon the exercise of its rights under the Agreement or otherwise, shall be maintained by the Trustee in confidence and shall not be disclosed to any other Person, unless such disclosure is required by the Agreement or any applicable law or regulation.

    Section 19.02. TRUSTEE'S CERTIFICATE. On or as soon as practicable after each date on which the Seller or the Servicer shall purchase Administrative Receivables or the Seller shall repurchase Warranty Receivables, the Trustee shall, at the written request of the Servicer, submit to the Servicer or the Seller, as applicable, a Trustee's Certificate, identifying the purchaser and the Receivables so purchased, executed by the Trustee and completed as to its date and the date of the Agreement, and accompanied by a copy of the Servicer's Certificate for the related Collection Period. The Trustee's Certificate submitted with respect to such Distribution Date shall operate, as of such Distribution Date, as an assignment, without recourse, representation or warranty, to the Seller or the Servicer, as the case may be, of all the Trustee's right, title and interest in and to such Administrative Receivable or Warranty Receivable and to the other property conveyed to the Trust pursuant to
Section 12.01 with respect to such Administrative Receivable or Warranty Receivable, and all security and documents relating thereto, such assignment being an assignment outright and not for security.

    Section 19.03. TRUSTEE'S ASSIGNMENT OF ADMINISTRATIVE RECEIVABLES AND WARRANTY RECEIVABLES. With respect to all Administrative Receivables and Warranty Receivables, the Trustee shall at the written request of Servicer, by a Trustee's Certificate assign, without recourse, representation or warranty, to the Seller or the Servicer, as applicable, all the Trustee's right, title and interest in and to each such repurchased Receivable and the other property conveyed to the Trust pursuant to Section 12.01 with respect to such Receivable, and all security and any documents relating thereto, such assignment being an assignment outright and not for security; and the Seller or the Servicer, as applicable, shall thereupon own such Receivable, and all such security and documents, free of any further obligation to the Trustee


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

or the Certificateholders with respect thereto. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable, the Trustee shall, at the Servicer's written direction and expense, take such steps as the Trustee deems necessary to enforce the Receivable, including bringing suit in the Trustee's name or the names of the Certificateholders.

    Section 19.04.  CERTAIN MATTERS AFFECTING THE TRUSTEE.

    (a)  Except as otherwise provided in Section 19.01:

         (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Agreement in good faith and in accordance with such Opinion of Counsel;

         (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Agreement, or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement, at the request, order or direction of any of the Certificateholders pursuant to the provisions of the Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained in the Agreement shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default known to a Responsible Officer (that shall not have been cured or waived), to exercise such of the rights and powers vested in it by the Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Agreement;

         (v) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class;


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

    provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Seller or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand; and nothing in this clause shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; and

         (vi) the Trustee may execute any of the trusts or powers under the Agreement or perform any duties under the Agreement either directly or by or through agents or attorneys or a custodian and shall not be liable or responsible for the misconduct or negligence of any of its agents or attorneys or a custodian appointed with due care by the Trustee.

    (b) No Certificateholder will have any right to institute any proceeding with respect to the Agreement, unless such Holder shall have given to the Trustee written notice of default and (i) the Event of Default arises from the Servicer's failure to remit collections or payments when due or (ii) the Holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any such proceedings.

    Section 19.05. TRUSTEE NOT LIABLE FOR CERTIFICATES OR RECEIVABLES. The Trustee shall make no representations as to the validity or sufficiency of the Agreement or of the Certificates (other than the execution by the Trustee on behalf of the Trust of, or the certificate of authentication on, the Certificates), or of any Receivable or related document. The Trustee shall have no obligation to perform any of the duties of the Seller or the Servicer unless explicitly set forth in the Agreement. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any security interest in any Financed Vehicle or any Receivable, or the perfection and priority of such a security interest or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under the Agreement, including without limitation, the existence, condition, location and ownership of any Financed Vehicle; the existence and enforceability of any physical damage or credit life or credit disability insurance; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller or the Servicer with any covenant or the breach by the Seller or the Servicer of any warranty or representation made under the Agreement or in any related document and the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by the Servicer or any loss resulting therefrom (it being understood that the Trustee shall remain responsible


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for any Trust property that it may hold); the acts or omissions of the Seller, the Servicer or any Obligor; any action of the Servicer taken in the name of or as the agent of the Trustee; or any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under the Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under the Agreement or based on the Trustee's negligence or willful misconduct, bad faith or negligence, no recourse shall be had for any claim based on any provision of the Agreement, the Certificates or any Receivable or assignment thereof against the institution serving as Trustee in its individual capacity. The Trustee shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in the Agreement. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Receivables.
The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer) or to prepare or file any Commission filing for the Trust or to record this Agreement.

    Section 19.06. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

    Section 19.07. TRUSTEE'S FEES AND EXPENSES. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by the Agreement and in the exercise and performance of any of the powers and duties of the Trustee under the Agreement, and the Servicer shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) incurred or made by the Trustee in defense of any action brought against it in connection with the Agreement except any such expense, disbursement or advance as may arise from its negligence, willful misfeasance or bad faith or that is the responsibility of Certificateholders under the Agreement. Additionally, the Servicer, pursuant to
Section 17.02, shall indemnify the Trustee with respect to certain matters.

    Section 19.08. INDEMNITY OF TRUSTEE AND SUCCESSOR SERVICER. Upon the appointment of a Successor Servicer pursuant to Section 18.03, such Successor Servicer and the Trustee and their respective agents and employees shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) arising out of or incurred in connection with the acceptance of performance of the trusts and duties contained in the Agreement to the extent that (i) the Successor Servicer or the Trustee, as the case may be, shall not be indemnified for such loss, liability or expense by the Servicer


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

pursuant to Section 17.02; (ii) such loss, liability, or expense shall not have been incurred by reason of the Successor Servicer's or the Trustee's wilful misfeasance, bad faith or negligence; and (iii) such loss, liability or expense shall not have been incurred by reason of the Successor Servicer's or the Trustee's breach of its respective representations and warranties pursuant to Sections 18.03, 19.09 and 19.14, respectively.

    The Successor Servicer and/or the Trustee shall be entitled to the indemnification provided by this Section only to the extent all amounts due the Servicer and the Certificateholders with respect to any Distribution Date pursuant to Sections 14.06 and 14.07 have been paid in full and all amounts required to be deposited in the Reserve Fund with respect to any Distribution Date pursuant to Section 14.07 have been so deposited.

    Section 19.09.  ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

    Except as otherwise provided in the Agreement, the Trustee under the Agreement shall at all times (i) be a corporation having its corporate trust office in the same state (or the District of Columbia or the Commonwealth of Puerto Rico) as the location of the Corporate Trust Office; (ii) be organized and doing business under the laws of such state (or the District of Columbia or the Commonwealth of Puerto Rico) or the United States; (iii) be authorized under such laws to exercise corporate trust powers; (iv) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authorities; and (v) have a long-term deposit rating no lower than Baa3 by Moody's (if Moody's is a Rating Agency), or be otherwise acceptable to each Rating Agency, as evidenced by a letter to such effect (which acceptance may be evidenced in the form of a letter, dated on or shortly before the Closing Date, assigning an initial rating to the Rated Certificates).

    If the Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 19.10.

    Section 19.10. RESIGNATION OR REMOVAL OF TRUSTEE.

    (a) The Trustee may at any time resign and be discharged from the trusts created by the Agreement by giving written notice thereof to the Seller and the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.


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    (b)  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 19.09 and shall fail to resign after written request therefor by the Seller or the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller or the Servicer may remove the Trustee. If it shall remove the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, and shall promptly pay all fees owed to the outgoing Trustee.

    (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 19.11. The Servicer shall give each Rating Agency notice of any such resignation or removal of the Trustee and appointment and acceptance of a successor Trustee.

    Section 19.11. SUCCESSOR TRUSTEE. Any successor Trustee appointed as provided in Section 19.10 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment under the Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under the Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under the Agreement; and the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 19.09. Upon acceptance of appointment by a successor Trustee as provided in this Section, the Servicer shall mail notice of the successor of such Trustee under the Agreement to all Certificateholders at their addresses as shown in the Certificate Register and shall give notice by mail to each Rating Agency. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

    Section 19.12. MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation (i) into which the Trustee may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Trustee shall be a party or
(iii) which may succeed to all or substantially all the corporate trust business of the Trustee, which corporation executes an agreement of assumption to perform every obligation of the Trustee under the Agreement, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to
Section 19.09, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary


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notwithstanding.  Notice of any such merger shall be given by the Trustee to each Rating Agency.

    Section 19.13. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of the Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Financed Vehicle may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under the Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 19.09 and no notice of a successor Trustee pursuant to Section 19.11 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 19.11.

    Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under the Agreement or as successor to the Servicer under the Agreement), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

         (ii) no trustee under the Agreement shall be personally liable by reason of any act or omission of any other trustee under the Agreement; and

         (iii) the Servicer and the Trustee acting jointly (or during the continuation of an Event of Default, the Trustee alone) may at any time accept the resignation of or remove any separate trustee or co-trustee.

    Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to the


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Agreement and the conditions of this Section.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of the Agreement, including, but not limited to, every provision of the Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

    Any separate trustee or co-trustee may at any time appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in the Agreement, the appointment of any separate trustee or co-trustee shall not relieve the Trustee of its obligations and duties under the Agreement.

    Section 19.14. REPRESENTATIONS AND WARRANTIES OF TRUSTEE. The Trustee shall make the following representations and warranties on which the Seller and Certificateholders may rely:

         (i) ORGANIZATION AND GOOD STANDING. The Trustee is a New York banking corporation duly organized, existing and in good standing under the laws of the State of New York.

         (ii) POWER AND AUTHORITY. The Trustee has full power, authority and right to execute, deliver and perform the Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of the Agreement.

         (iii) NO VIOLATION. The execution, delivery and performance by the Trustee of the Agreement (a) shall not violate any provision of any law governing the banking and trust powers of the Trustee or, to the best of the Trustee's knowledge, any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (b) shall not violate any provision of the corporate charter or by-laws of the Trustee and (c) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or Lien could reasonably be expected to materially and adversely affect the Trustee's performance or ability to perform its duties under the Agreement or the transactions contemplated in the Agreement.

         (iv) NO AUTHORIZATION REQUIRED. The execution, delivery and performance by the Trustee of the Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any


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

    other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of the Trustee.

         (v) DULY EXECUTED. The Agreement shall have been duly executed and delivered by the Trustee and shall constitute the legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or in law.

    Section 19.15. TAX RETURNS. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed. The Trustee, upon request, shall furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns.

    Section 19.16. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES. All rights of action and claims under the Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

    Section 19.17. SUIT FOR ENFORCEMENT. If an Event of Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Section 19.01, proceed to protect and enforce its rights and the rights of the Certificateholders under the Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in the Agreement or in aid of the execution of any power granted in the Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

    Section 19.18. RIGHTS OF CERTIFICATEHOLDERS TO DIRECT TRUSTEE. Holders of Certificates evidencing not less the 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that subject to Section 19.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be illegal or subject it to personal liability or be unduly


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prejudicial to the rights of Certificateholders not parties to such direction;
and provided further that nothing in the Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders.


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

                                    ARTICLE TWENTY

                                     TERMINATION

    Section 20.01.  TERMINATION OF THE TRUST.

    (a) The Trust and the respective obligations and responsibilities of the Seller, the Servicer, any Servicer Letter of Credit Bank and the Trustee shall terminate upon (i) the purchase as of any Distribution Date by the Seller or Servicer, or any successor to the Servicer, at its option of the corpus of the Trust as described in Section 20.02, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement or (iii) the maturity or liquidation of the last Receivable and the disposition of all property held as part of the Trust; provided, however, that in no event shall the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of George Herbert Walker Bush of the State of Texas, living on the date of the Agreement. The Servicer shall promptly notify the Trustee and each Rating Agency of any prospective termination pursuant to this Section.

    (b) Notice of any termination, specifying the Distribution Date upon which the Certificateholders must surrender their Certificates to the Trustee for payment of the final distribution and retirement of the Certificates, shall be given promptly by the Trustee (at the written direction of the Servicer) by letter to Certificateholders mailed not later than the 15th day and not earlier than the 30th day prior to the date on which such final distribution is expected to occur specifying (i) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of Certificates at the office of the Trustee therein specified, (ii) the amount of any such final payment and (iii) if applicable, that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. In the event such notice is given, the Seller, the Servicer, or any successor to the Servicer, or the Trustee, as the case may be, shall make deposits into the Certificate Account in accordance with Section 14.05, or, in the case of an optional purchase of Receivables pursuant to
Section 20.02, shall deposit the amount specified in Section 20.02. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 14.06.

    (c) In the event that all of the Certificateholders shall not surrender their Certificates for retirement within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for retirement and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for retirement, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain subject to the Agreement. Any funds remaining in the Trust after


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

exhaustion of such remedies shall be distributed by the Trustee to the United Negro College Fund.

    Section 20.02. OPTIONAL TERMINATION OF ALL RECEIVABLES. On each Distribution Date following the last day of a Collection Period as of which the Pool Balance is 10% or less of the Original Pool Balance, the Seller or the Servicer, or any successor to the Servicer, shall have the option to purchase the corpus of the Trust; provided that the option to purchase provided in this Section shall not be exercised if the final distribution to Certificateholders would be less than the aggregate outstanding principal amount of the Certificates plus the sum of (i) the Class A Interest Distributable Amount for the related Distribution Date, (ii) any outstanding Class A Interest Carryover Shortfall, (iii) the Class B Interest Distributable Amount for such Distribution Date and (iv) any outstanding Class B Interest Carryover Shortfall. To exercise such option, the Seller or the Servicer, or any successor to the Servicer, as the case may be, shall notify the Trustee in writing, no later than the tenth day of the month preceding the month in which the Distribution Date as of which such purchase is to be effected and shall deposit pursuant to Section 14.05 in the Certificate Account an amount equal to the aggregate Administrative Purchase Payments for the Receivables (including Defaulted Receivables), plus the related Yield Supplement Deposit Amount and the appraised value of any other property held by the Trust (less liquidation expenses to be incurred in connection with the recovery thereof), such value to be determined by an appraiser mutually agreed upon by the Seller, the Servicer and the Trustee, and shall succeed to all interests in and to the Trust. Notwithstanding the foregoing, if Moody's is a Rating Agency, the Seller or the Servicer, or any Successor Servicer, as the case may be, may not effect any such purchase if the long-term unsecured debt obligations of the related entity are rated less than Baa3, unless the Trustee shall have received an Opinion of Counsel that such purchase will not constitute a fraudulent conveyance, or Moody's is otherwise satisfied, as evidenced by written notice from Moody's to the Trustee. Upon such deposit of the amount necessary to purchase the corpus of the Trust, the Servicer shall for all purposes of the Agreement be deemed to have released all claims for reimbursement of Outstanding Advances made in respect of the Receivables. The payment shall be made in the manner specified in Section 14.05, and shall be distributed pursuant to Section 14.06. In the event that both the Seller and the Servicer, or any successor to the Servicer, elect to purchase the Receivables pursuant to this Section, the party first notifying the Trustee (based on the Trustee's receipt of such notice) shall be permitted to purchase the Receivables.

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                                  ARTICLE TWENTY ONE

                               MISCELLANEOUS PROVISIONS

    Section 21.01.  AMENDMENT.

    (a) The Agreement may be amended by the Seller, the Servicer and the Trustee, without the consent of any of the Certificateholders or the Letter of Credit Bank, if any, (i) to cure any ambiguity, to correct or supplement any provision in the Agreement which may be inconsistent with any other provision of the Agreement, to add, change or eliminate any other provision of the Agreement with respect to matters or questions arising under the Agreement that shall not be inconsistent with the provisions of the Agreement, to add or amend any provision therein in connection with permitting transfers of the Class B Certificates or to add or provide for any credit enhancement for the Class B Certificates, (ii) to change the formula for determining the Specified Reserve Fund Balance or the manner in which the Reserve Fund is funded or to amend or modify any provisions of the Agreement relating to the remittance schedule with respect to collections deposited into the Certificate Account or the Payahead Account pursuant to Section 14.02 or (iii) to amend or modify any provisions in the Agreement relating to the Servicer Letter of Credit, if any, or the acquisition thereof and including replacing the Servicer Letter of Credit with a surety bond, insurance policy or deposit of cash or securities satisfactory to the Trustee and the Rating Agencies (provided that no such amendment or modification pursuant to this clause (iii) shall be made without the consent of the Letter of Credit Bank, which consent shall not be unreasonably withheld); provided, however, that any such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and provided, further, that in connection with any amendment pursuant to clause (ii) or (iii) above, the Servicer shall deliver to the Trustee a letter from each Rating Agency to the effect that such amendment will not cause its then-current rating on the Rated Certificates to be qualified, reduced or withdrawn.

    (b) The Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee, with the consent of the Holders of Certificates (which consent of any Holder of a Certificate given pursuant to this Section or pursuant to any other provision of the Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate), evidencing not less than 51% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying in any manner the rights of either Class of Certificateholders or the Letter of Credit Bank, if any; provided, however, that no such amendment shall (i) except as otherwise provided in
Section 21.01(a), increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Certificate or to or by the Letter of Credit Bank, if any, or the Pass-Through Rate or the Specified Reserve Fund Balance or (ii) reduce the aforesaid percentage of the Voting Interests of the Certificates of either Class required to consent to any


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

such amendment, without the consent of the Holders of all Certificates of the relevant Class then outstanding and provided, further, that in connection with any amendment pursuant to this clause (b), the Servicer shall deliver to the Trustee a letter from each Rating Agency to the effect that such amendment will not cause its then-current rating on the Rated Certificates to be qualified, reduced or withdrawn.

    (c) Prior to the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Rating Agency and the Letter of Credit Bank, if any.

    (d) Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder. It shall not be necessary for the consent of Certificateholders pursuant to Section 21.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by Certificateholders of the execution thereof shall be subject to such reasonable requirements as the Trustee may prescribe.

    (e) Prior to the execution of any amendment to the Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Agreement.
The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under the Agreement or otherwise.

    Section 21.02.  PROTECTION OF TITLE TO TRUST.

    (a) Each of the Seller and the Servicer or both shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of the Certificateholders, the Letter of Credit Bank, if any, and the Trustee under the Agreement in the Receivables and in the proceeds thereof. Each of the Seller and the Servicer shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

    (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller in accordance with
Section 21.02(a) seriously misleading within the meaning of Section 9-402(7) of the UCC in effect in New York, unless it shall have given the Trustee and the Letter of Credit Bank, if any, at least 60 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

    (c) Each of the Seller and the Servicer shall give the Trustee and the Letter of Credit Bank, if any, at least 60 days' prior written notice of any relocation of its principal


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

executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it services Receivables and its principal executive office within the United States.

    (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Accounts and any Payments Ahead held by the Servicer in respect of such Receivable.

    (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under the Agreement of the Receivables to the Trustee, the Servicer's master computer records (including any back-up archives) that refer to any Receivable indicate clearly the interest of the particular grantor trust in such Receivable and that the Receivable is owned by the Trustee. Indication of the Trustee's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable has been paid in full, repurchased or assigned pursuant to the Agreement.

    (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Trustee unless such Receivable has been paid in full, repurchased or assigned pursuant to the Agreement.

    (g) The Servicer shall permit the Trustee and its agents at any time to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivables then or previously included in the Trust.

    (h) Upon request, the Servicer shall furnish to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

    (i) The Servicer shall deliver to the Trustee promptly after the execution and delivery of each amendment to any financing statement, an Opinion of Counsel either (i) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such Counsel, no such action is necessary to preserve and protect such interest.


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

    (j) The Seller shall, to the extent required by applicable law, cause the Certificates to be registered with the Commission pursuant to Section 12(b) or
Section 12(g) of the Exchange Act within the time periods specified in such Sections.

    (k) The Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

    Section 21.03.  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

    (a) The death or incapacity of any Certificateholder shall not operate to terminate the Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to the Agreement or any of them.

    (b) No Certificateholder shall have any right to vote (except as provided in Sections 18.05 and 21.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to the Agreement, nor shall anything set forth in the Agreement, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action pursuant to any provision of the Agreement.

    (c) No Certificateholder shall have any right by virtue or by availing itself of any provisions of the Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less the 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and during such 30-day period, no request or waiver inconsistent with such written request has been given to the Trustee pursuant to this Section or Section 19.04; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of the Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under the Agreement, except in the manner provided in the Agreement and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every


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

Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

    Section 21.04. GOVERNING LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties under the Agreement shall be determined in accordance with such laws.

    Section 21.05. NOTICES. All demands, notices and communications under the Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Seller or the Servicer, to the agent for service as specified in the Agreement, or at such other address as shall be designated by the Seller or the Servicer in a written notice to the Trustee; (ii) in the case of the Trustee, at the Corporate Trust Office; (iii) in the case of Standard & Poor's, at 26 Broadway, 15th Floor, New York, New York 10004,
Attention: Asset Backed Surveillance Department; (iv) in the case of Moody's, at 99 Church Street, New York, New York 10007 Attention: ABS Monitoring Department; (v) in the case of Duff & Phelps, at 55 East Monroe, Chicago, Illinois 60603; and (vi) in the case of a Letter of Credit Bank, if any, to the address provided in the Servicer Letter of Credit. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

    Section 21.06. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of the Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of the Agreement or of the Certificates or the rights of the Holders thereof.

    Section 21.07. ASSIGNMENT. Notwithstanding anything to the contrary contained in the Agreement, except as provided in Sections 16.03 and 17.03 and as provided in the provisions of the Agreement concerning the resignation of the Servicer, the Agreement may not be assigned by the Seller or the Servicer without the prior written consent of Holders of Certificates evidencing not less than 51% of the Voting Interests of the Class A Certificates and the Class
B Certificates, voting together as a single class.

    Section 21.08. CERTIFICATES NONASSESSABLE AND FULLY PAID. Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon the authentication thereof by the Trustee pursuant to Section 15.02, 15.03, 15.04, 15.08, 15.09 or 15.11, the Certificates are and shall be deemed fully paid.

    Section 21.09. NO PETITION. Each of the Servicer and the Trustee (not in its individual capacity but solely as Trustee) covenants and agrees that prior to the date which is one year and one day after the date upon which each Class of Certificates has been paid in full, it will


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

not institute against, or join any other Person in instituting against the Seller any bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. This Section shall survive the termination of the Agreement or the termination of the Servicer or the Trustee, as the case may be, under the Agreement.

                                *    *    *    *    *


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

                                                                       EXHIBIT A


                                TRUSTEE'S CERTIFICATE
                          PURSUANT TO SECTION 19.02 OR 19.03
                             OF THE POOLING AND SERVICING
                                      AGREEMENT

    ____________________, as trustee (the "Trustee") of the Honda Auto Receivables 199__-__ Grantor Trust created pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of __________, 199__ among American Honda Receivables Corp., as Seller, American Honda Finance Corporation, as Servicer, and the Trustee, does hereby sell, transfer, assign and otherwise convey to the [Seller][Servicer], without any recourse, representation or warranty, all of the Trustee's right, title and interest in and to all of the Receivables identified in the attached Servicer's Certificate as "Repurchased Receivables," which are to be repurchased by the [Seller pursuant to Section 12.05 or 20.02] [Servicer pursuant to Section 13.02, 13.08 or 20.02] of the Agreement, and all security and documents relating thereto.

    Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement.

    IN WITNESS WHEREOF, I have hereunto set my hand this __th day of _________,
____.


                                       ____________________,
                                       as Trustee



                                       By: ___________________________________
                                            Title:

                                                                       EXHIBIT B


                                  PURCHASER'S LETTER
                             PURSUANT TO SECTION 15.03(a)


                                                               ___________, ____



American Honda Receivables Corp.
700 Van Ness Avenue
Torrance, California  90501

____________________
____________________
____________________
____________________
Attention:  Corporate Trust Office

    Re:  Honda Auto Receivables 199__-__ Grantor Trust
         Class B Certificates
         ---------------------------------------------

Dear Sirs:

    Reference is made to that certain pooling and servicing agreement, dated as of __________, 199_ (the "Pooling and Servicing Agreement"), among American Honda Receivables Corp. (the "Seller"), American Honda Finance Corporation and ____________________, as trustee. In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws,
(b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Seller concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

    Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

                                            Very truly yours,

                                            ___________________________________



                                            By:  ______________________________
                                                 Name:
                                                 Title:


                                         B-2